-------------------------------------------------------

                            $30,000,000



                 SECOND RESTATED CREDIT AGREEMENT




                               Among



             PEPSI-COLA PUERTO RICO BOTTLING COMPANY,

           PEPSI-COLA PUERTO RICO MANUFACTURING COMPANY,

           PEPSI-COLA PUERTO RICO DISTRIBUTING COMPANY,

                     BEVERAGE PLASTICS COMPANY



                                and



                   BANCO POPULAR DE PUERTO RICO





                     Dated as of April 8, 1997



       -------------------------------------------------------

                         CREDIT AGREEMENT


                         TABLE OF CONTENTS

                                                                  Page

ARTICLE I         DEFINITIONS ....................................  1
     Section 1.1  Defined Terms ..................................  1

ARTICLE II        AMOUNTS AND TERMS OF THE ADVANCES .............. 15
     Section 2.1  Description of Transaction ..................... 15
     Section 2.2  Commitments .................................... 15
     Section 2.3  The Advances ................................... 15
     Section 2.4  Making the Revolving Credit Borrowings ......... 17
     Section 2.5  Fees ........................................... 17
     Section 2.6  Reduction of the Revolving Credit Commitment ... 18
     Section 2.7  Interest and Repayment ......................... 18
     Section 2.8  Optional Prepayments ........................... 20
     Section 2.9  Mandatory Prepayments and Reductions of
                    Commitments................................... 22
     Section 2.10 Payments and Computations ...................... 23
     Section 2.11 Payments on Non-Business Days .................. 23
     Section 2.12 Funding Procedure .............................. 24
     Section 2.13 Increased Costs ................................ 24
     Section 2.14 Changed Circumstances .......................... 24
     Section 2.15 Taxes .......................................... 25
     Section 2.16 Extension of Termination Date .................. 26

ARTICLE III       CONDITIONS OF LENDING .......................... 26
     Section 3.1  Condition Precedent to All Advances ............ 26
     Section 3.2  Conditions Precedent to All Advances ........... 28
     Section 3.3  Reference to and Effect on the Loan Documents... 28

ARTICLE IV        REPRESENTATIONS AND WARRANTIES ................. 29
     Section 4.1  Representations and Warranties of the Borrowers. 29

ARTICLE V         COVENANTS OF THE BORROWERS ..................... 35
     Section 5.1  Affirmative Covenants .......................... 35
     Section 5.2  Negative Covenants ............................. 43

ARTICLE VI        SPECIAL PROVISIONS AS TO COLLATERAL ............ 47
     Section 6.1  Perfection of Security Interest ................ 47
     Section 6.2  Provisions Relating to Receivables ............. 48
     Section 6.3  Warranties with Respect to Receivables ......... 48
     Section 6.4  Provisions Relating to Inventory ............... 48
     Section 6.5  Provisions Relating to Machinery and Equipment.. 49
     Section 6.6  Collateral Reporting ........................... 49
     Section 6.7  Collections; Blocked Account ................... 51
     Section 6.8  Application of Collateral ...................... 51
     Section 6.9  Release of Collateral .......................... 51

ARTICLE VII       EVENTS OF DEFAULT .............................. 52
     Section 7.1  Event of Default ............................... 52

ARTICLE VIII      MISCELLANEOUS .................................. 54
     Section 8.1  Amendments, Etc. ............................... 54
     Section 8.2  Notices ........................................ 54
     Section 8.3  No Waiver; Remedies ............................ 55
     Section 8.4  Accounting Terms ............................... 56
     Section 8.5  Costs, Expenses and Taxes; Indemnification ..... 56
     Section 8.6  Right of Set-Off ............................... 57
     Section 8.7  Binding Effect; Governing Law .................. 57
     Section 8.8  Execution in Counterparts ...................... 58
     Section 8.9  Sale of Notes; Participations and Commitments... 58
     Section 8.10 Severability of Provisions ..................... 58
     Section 8.11 Survival of Covenants .......................... 58
     Section 8.12 Application of Payments ........................ 58
     Section 8.13 Disbursement Authorization ..................... 59
     Section 8.14 Cross Default and Joint and Several Obligations. 59
     Section 8.15 Loans and Collateral under Financing Agreement and the First Restated Credit Agreement
                    Remain in Full Force and Effect............... 59


                         LIST OF EXHIBITS

     Exhibit A  -  Term Loan Note
     Exhibit B  -  Revolving Credit Note
     Exhibit C  -  Cash Collateral Agreement
     Exhibit D  -  Borrowers' Places of Business
     Schedule 5.2(b)
     Schedule 5.2(j)

                 SECOND RESTATED CREDIT AGREEMENT


     SECOND RESTATED CREDIT AGREEMENT entered into as of this 8th day of April, 1997, among PEPSI-COLA PUERTO RICO BOTTLING COMPANY ("Pepsi-Cola PR"), PEPSI-COLA PUERTO RICO DISTRIBUTING COMPANY ("Distributing"), BEVERAGE PLASTICS COMPANY ("Beverage Plastics") and PEPSI-COLA PUERTO RICO MANUFACTURING COMPANY ("Manufacturing"; Pepsi-Cola PR, Distributing, Beverage Plastics and Manufacturing hereinafter sometimes referred to individually as a "Borrower" and collectively as "Borrowers"), each a corporation organized and existing under the laws of the State of Delaware; and

     BANCO POPULAR DE PUERTO RICO, a banking corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as the "Bank").


                             ARTICLE I

                            DEFINITIONS

     Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADVANCES" shall include all Revolving Credit Advances and Term Loan Advances.

     "AFFILIATE"  shall mean, with respect to any Person, any other  Person
(i) that directly or indirectly through one or more Persons controls, or is controlled by, or is under common control with, such Person, (ii) that directly or indirectly, of record or beneficially, owns or holds eight (8%) percent or more of the shares of any class of any equity, capital stock or partnership interest of such Person having voting powers or other equity interest, or (iii) eight percent (8%) or more of the shares of stock, partnership interest or other equity interest of which are owned or held, directly or indirectly, of record or beneficially, for such Person. For the purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities or partnership interest, by contract or otherwise; all of the Borrowers' officers, shareholders, directors, subsidiary corporations, joint venturers and partners shall be deemed to be the Borrowers' Affiliates.

     "AGREEMENT"  or  "THIS  AGREEMENT"  shall  include   all   amendments,
modifications and supplements hereto and shall refer to this Second Restated Credit Agreement as the same may be in effect at the time such reference becomes operative.

     "ANNUALIZED CASH FLOW" shall mean, as of the end of each fiscal quarter, Operating Cash Flow for such quarter and the previous fiscal quarters, if any, during the current fiscal year PLUS, any legal expenses and settlements and judgments paid during such period by any of the Borrowers or their Restricted Subsidiaries not covered by insurance related to the Shareholders' Suit, if any, divided by the number of months elapsed in such fiscal year and multiplied by twelve.

     "BAESA" means Buenos Aires Embotelladora, S.A.

     "BAESA STOCK DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any stock or warrants convertible into stock of BAESA (whether now owned or hereafter acquired or received) by the Borrowers or any of their Restricted Subsidiaries.

     "BANK" has the meaning assigned to that term in the Preamble.

     "BASE RATE" means the highest of the rates of interest announced publicly from time to time in THE WALL STREET JOURNAL by the principal commercial banks in New York, New York as their prime or base rate.

     "BLOCK  ACCOUNT"  shall  have  the meaning assigned thereto in Section
6.7.

     "BORROWER" or "BORROWERS" have the meanings assigned to such terms in the Preamble.

     "BORROWINGS"  shall  refer  collectively   to   the  Revolving  Credit
Borrowings and the Term Loan Borrowing.

     "BOTTLING APPOINTMENT" shall mean the Exclusive Bottling Appointment Agreement dated April 27, 1987 between Pepsi-Cola PR and PepsiCo, as amended to date.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a legal holiday or the equivalent for banks generally under the laws of the Commonwealth or New York, New York.

     "CAPITAL EXPENDITURES" shall mean, for any period and for all Borrowers and their Restricted Subsidiaries taken as a whole, the sum of all expenditures actually incurred by all Borrowers and their Restricted Subsidiaries for such period for any assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one
(1) year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise, but excluding from such expenditures (i) Indebtedness incurred in connection with Capitalized Leases permitted under Section 5.2(b), (ii) expenditures financed with the proceeds from the sale of any capital stock of Pepsi-Cola PR (other than proceeds under the Option Agreement required to effect any mandatory prepayment under Section 2.9(e)), or (iii) financed from any contribution and other monies that are made available to the Borrowers by PepsiCo or any Affiliate thereof for the specific purpose of financing the acquisition of Capital Expenditures.

     "CAPITALIZED LEASES" means all rental obligations which have been or should be capitalized on the books of the Borrowers or any of their respective Restricted Subsidiaries in accordance with Generally Accepted Accounting Principles and good accounting practice, and in each case taken at the amount thereof accounted for as Indebtedness, net of interest expense, determined in accordance with Generally Accepted Accounting Principles and good accounting practice.

     "CASH COLLATERAL ACCOUNT"  means  that  deposit  account  described in
Section 5.1(v).

     "CASH COLLATERAL AGREEMENT" means the Collateral Account Agreement governing the operation of the Cash Collateral Account and the use of funds deposited therein, executed as of the Closing Date by and among the Borrowers and the Bank.

     "CASUALTY" shall mean any damage to or destruction of the Realty, Machinery and Equipment or other property of any of the Borrowers or their Restricted Subsidiaries.

     "CLASS A SHARES" shall have the meaning set forth in Section 4.1(y).

     "CLASS  B  STOCK OFFERING" shall have the meaning set forth in Section
2.8(d).

     "CLOSING DATE" shall mean the date of this Agreement.

     "COLLATERAL" shall mean and include all Receivables, Inventory, Machinery and Equipment, Realty, the Cash Collateral Agreement, all agreements and contracts assigned hereunder and all of the Borrowers' other real and personal property in which a security interest is granted, or purported to be granted, in accordance with the terms of this Agreement and the other Loan Documents.

     "COMMITMENTS" shall refer collectively to the Term Loan Commitment and the Revolving Credit Commitment.

     "COMMONWEALTH" shall mean the Commonwealth of Puerto Rico.

     "DEBT SERVICE" shall mean, for any period, the sum for the Borrowers and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles) of the following: (a) all scheduled payments of principal on (i) any Advances hereunder (other than repayments of Revolving Credit Advances if there was no corresponding reduction in the amount of the Revolving Credit
Commitment), and (ii) ail other Indebtedness of the Borrowers and the Restricted Subsidiaries scheduled to be made during such period, PLUS
(b) the total interest expense on all Advances and such Indebtedness for such period.

     "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any property (tangible or intangible, and whether now owned or hereafter acquired) by the Borrowers or any of their Restricted
Subsidiaries to any Person excluding (a) any sale of Inventory in the ordinary course of business, (b) the disposition of obsolete or worn-out equipment, and (c) any BAESA Stock Disposition.

     "DISPOSITION RECAPTURE DATE" shall mean each date on which any of the Borrowers or any of their Restricted Subsidiaries receive Net Available Proceeds.

     "DISTRIBUTING" has the meaning assigned to that term in the Preamble.

     "ELIGIBLE INVENTORY" shall mean and include only such Inventory of the Borrowers (excluding raw materials and work in process) located at Borrowers' places of business listed on Exhibit D hereto, which, in the Bank's commercially reasonable judgment, is in good and saleable condition, it is not obsolete or unmerchantable and does not otherwise constitute unacceptable collateral and which is subject to no other Lien other than Permitted Liens.

     "ELIGIBLE RECEIVABLES" shall mean and include only such Receivables arising in the ordinary course of the Borrowers' business which are scheduled to the Bank and which the Bank, in its commercially reasonable judgment, deems to be Eligible Receivables. No Receivable shall be an Eligible Receivable if (a) it arises out of a sale made by the Borrowers to an Affiliate of the Borrowers or to a Person controlled by an Affiliate of the Borrowers; or (b) it is due or unpaid more than ninety (90) days after the original invoice date; or (c) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (d) is not expressed in United States dollars; or (e) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis; or (f) the Bank believes, in its commercially reasonable judgment, that collection of such receivable is insecure or that such receivable may not be paid by reason of the account debtor's financial inability to pay; or (g) the account debtor is the United States of America or the Commonwealth of Puerto Rico or any department, agency or instrumentality of either, unless the corresponding Borrower assigns its right to payment of such Receivable to the Bank pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. <section><section> 203 ET SEQ.) or Act No. 16 of May 1, 1967, as amended (3 L.P.R.A. <section><section> 901-902), as the case may be; or (h) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Receivable have been performed by Distributing and accepted by the account debtor or the Receivable otherwise does not represent a final sale; or (i) the Receivable was not invoiced on or within seven (7) days after the date of shipment of the finished goods covered thereby; or (j) the Bank at all times does not have a perfected first priority security interest on such Receivable; or (k) the account debtor is located outside of Puerto Rico or the United States; or (l) the Receivable consists of insurance proceeds payable to any the Borrowers or their Restricted Subsidiaries related to the Shareholders' Suit; or (m) the Receivable arises from sales made by the Cristalia division of Pepsi-Cola PR.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as supplemented or amended from time to time. Section references to ERISA are to ERISA as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto of substituted therefor.

     "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which, together with the Borrowers or any Subsidiary, would be deemed to be a single employer within the meaning of Section 4001 of ERISA or Section 414 of the U.S. Internal Revenue Code of 1986, as amended.

     "EURODOLLAR FUNDS" means deposits in United States dollars in immediately available funds in the London interbank market on the first day of a Funding Period (in the case of the Term Loan Note) for a period equal to the Funding Period, and in an amount equal or comparable to the principal amount of the Advance being funded with such Eurodollar Funds.

     "EVENT OF DEFAULT" shall mean any of the events or circumstances specified in Section 7.1.

     "EXCESS CASH FLOW" shall mean for any period, Operating Cash Flow for such period, MINUS, without duplication, the sum of (a) Capital Expenditures for such period permitted under Section 5.2(o) that were not financed by indebtedness, (b) all scheduled payments of principal and all interest expensed or accrued on Indebtedness (including the interest component of Capitalized Leases) included within the definition of Debt Service, paid (including voluntary and mandatory prepayments) during such period, and (c) Taxes for such period.

     "FINANCING AGREEMENT" has the meaning assigned to that term in Section
2.1.

     "FIRST RESTATED CREDIT AGREEMENT" has the meaning assigned to that term in Section 2.1.

     "FUNDING PERIOD" shall mean each period of three calendar months commencing on the first day of January, April, July and October of each year and ending on the last day of the third calendar month thereafter, except that (i) the initial Funding Period shall begin on the Closing Date and shall end on June 30, 1997 and (ii) the last Funding Period for (a) the Term Loan Advance shall end on March 31, 2007 and (b) the Revolving Credit Advances shall end on the Termination Date.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrowers, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

     "INCURRED" has the meaning assigned to that term in Section 3.5(a).

     "INDEBTEDNESS" shall mean, for any Person, all obligations of such Person, without duplication, required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person representing the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) obligations and liabilities of any Person secured by a Lien, claim, encumbrance, or security interest upon property now or hereafter owned by any Borrower or any Restricted Subsidiary, even though such Borrower or such Restricted Subsidiary has not assumed or become liable for the payment thereof; (d) obligations or liabilities created or arising under any lease of real or personal property, or conditional sales contract or other title retention agreement, including, but not limited to Capitalized Leases with respect to property used or acquired by any Borrower, even though the rights and remedies of the lessor, seller or the Bank thereunder are limited to repossession of such property; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; and (f) Indebtedness of others guaranteed by such Person.

     "INVENTORY" shall mean and include all of the corresponding Borrower's now owned and hereafter acquired inventory, including, without limitation, all goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used, consumed or sold in such Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of such Borrower or the Bank, and all documents of title or documents representing the same.

     "LIBOR RATE" shall mean the offered quotation for the rate of interest on deposits with a tenor equal to the applicable Funding Period of United States dollars in the London interbank market, as published by Telerate Systems, Inc. (currently on page 4843 of the financial information reporting services furnished electrically by Telerate Systems, Inc.) at approximately 9:00 a.m. Eastern Standard Time on the Pricing Date.

     "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing or recording of any financing statement or other instrument under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "LOAN DOCUMENTS" has the meaning  assigned  to  that  term  in Section
3.1(b).

     "LOAN  PARTIES"  has the meaning assigned to that term in Section  3.1
(b).

     "MACHINERY AND EQUIPMENT" shall mean and include all of each Borrower's now owned and hereafter acquired equipment and fixtures, including, without limitation, all bottles, cases, tanks, shells, cylinders, furniture, machinery, tool, dies, moldings vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, and any other equipment or fixtures to be acquired or financed in whole or in part by the Bank, that form part of the Plant or that is otherwise given as security to the Bank.

     "MANUFACTURING" has the meaning assigned to that term in the Preamble.

     "MARKETING AGREEMENT" shall mean that certain Cooperative Advertising and Marketing Agreement between Concentrate Manufacturing Operations PepsiCo Puerto Rico, Inc. and Pepsi-Cola PR dated April 7, 1997, as amended or supplemented from time to time.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the property, business, operations, financial condition, liabilities, assets or capitalization of the Borrowers and the Restricted Subsidiaries of the Borrowers taken as a whole, (b) the ability of a Loan Party to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Bank under any of the Joan Documents.

     "MINIMUM CASH BALANCE" means, as of any date, Ten Million Dollars ($10,000,000) MINUS the sum of (a) the aggregate principal amount of any mandatory prepayments made by the Borrowers to the Bank pursuant to Sections 2.9(e) and 2.9(f) hereof, PLUS (b) the principal amount then held to the credit of the Cash Collateral Account, PLUS (c) the aggregate principal amount of any optional prepayments made by the Borrowers to the Bank pursuant to Section 2.8(e), PLUS (d) the aggregate amount of any reductions in the Revolving Credit Commitment, PLUS (e) $5,000,000, to the extent, and only to the extent that: (i) the Borrowers and their Restricted Subsidiaries achieve and maintain at all times a ratio of Operating Cash Flow to Total Debt Service of not less than 1.5 to 1, and (ii) the Shareholders' Suit is settled to the reasonable satisfaction of the Bank or Pepsi-Cola PR provides evidence to the reasonable satisfaction of the Bank that all costs, expenses, judgments and settlements of such lawsuit will be paid from other than internal funds of any of the Borrowers and their Restricted Subsidiaries.

     "MULTIEMPLOYER  PLAN"  means  any  multiemployer  plan, as defined  in
Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or at any time during the five (5) calendar years preceding the date of this Agreement was maintained for employees of the Borrowers or of an ERISA Affiliate.

     "NET AVAILABLE PROCEEDS" shall mean, in the case of any Disposition or BAESA Stock Disposition, the amount of Net Cash Payments received in connection with such Disposition or BAESA Stock Disposition, which Net Cash Payments are not promptly used to replace Machinery and Equipment.

     "NET CASH PAYMENTS" shall mean, with respect to any Disposition or BAESA Stock Disposition, the aggregate amount of all cash payments (including, without limitation, all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) of such Disposition or BAESA Stock Disposition; provided that:

     (a) Net Cash Payments shall be net of (i) the amount of any reasonable legal, title and recording tax expenses, commissions and other fees and expenses actually paid by each Borrower and its Restricted Subsidiaries in connection with such Disposition or BAESA Stock Disposition and satisfactorily documented in connection therewith and (ii) any Federal, state, Commonwealth and local income or other taxes estimated to be payable by the corresponding Borrower and its Restricted Subsidiaries as a result of such Disposition or BAESA Stock Disposition (but only to the extent that such estimated taxes are in fact reserved on the books of the corresponding Borrower and its Restricted Subsidiaries for such purpose in accordance with GAAP); and

     (b) Net Cash Payments shall be net of any repayments by the corresponding Borrower or any of its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and such Indebtedness was permitted to be incurred under Section 5.2(b) and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the Disposition of such Property.

     "NET INSURANCE PAYMENTS" shall mean, with respect to any Casualty, the aggregate amount of all insurance proceeds received with respect to such Casualty net of any Federal, State or local or other taxes payable by each Borrower and its Restricted Subsidiaries in connection with the receipt of such insurance proceeds.

     "NET WORTH" shall mean, as of any date, the sum for the Borrowers and their Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles) of the following (a) the amount of capital stock and paid in capital PLUS
(b) the outstanding principal amount of Subordinated Debt, PLUS (c) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), MINUS the cost of any treasury shares.

     "NON-EXCLUDED TAXES" has the meaning assigned to that term in Section 2.15(a).

     "NON-REVOLVING CREDIT ADVANCES" has the meaning assigned to that term in Section 2.3(a)(ii).

     "NOTES" has the meaning assigned to that term in Section 2.7(c).

     "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties due and owing by any Borrower or any Restricted Subsidiary to the Bank of any kind or nature, present or future, monetary or contractual, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document (in each case as now in effect or as thereafter amended or supplemented). The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to any Borrower under this Agreement or any other Loan Document.

     "OPERATING CASH FLOW" shall mean, for any period, the sum, for the Borrowers and their Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles) of the following: (a) net operating income (or loss) (calculated before taxes, interest expense, and extraordinary items of income (or loss)) for such period, PLUS (b) depreciation and amortization (only to the extent deducted in determining net operating income) for such period, PLUS (c) gain from the sale or other disposition of the BAESA capital stock owned by Pepsi-Cola PR, PLUS (d) other sources of funds during such period (including, but not limited to, Subordinated Debt, capital stock contributions and any other monies that are made available to the Borrowers by PepsiCo under the Bottling Appointment and the Marketing Agreement) that are not reflected on the financial statements of the Borrowers as revenues, a reduction of expenses or otherwise, PLUS (e) permitted earnings from equity in Unrestricted Subsidiaries or Affiliates (paid and received in cash), MINUS (x) to the extent permitted by Section 5.2(c) hereof, any dividends paid or declared on the outstanding shares of capital stock of the Borrowers or the Restricted Subsidiaries during such period.

     "OPTION AGREEMENT"  shall  have  the  meaning assigned to that term in
Section 4.1(z).

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Borrower, the certificate of incorporation and by-laws of such Borrower.

     "ORIGINAL REVOLVING CREDIT ADVANCES" shall have the meaning set forth in Section 2.1(a)(iii).

     "OTHER TAXES" shall have the meaning assigned to that term in Section 2.15(b).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any single employer plan, as defined in Section 4001 ERISA and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of any Borrower or an ERISA Affiliate.

     "PEPSICO" means PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina.

     "PERMITTED LIENS" shall mean: (a) Liens in favor of the Bank created by the Loan Documents; (b) Liens for taxes, assessments or governmental charges, but only to the extent that such taxes, assessments and charges
(i) are not yet due, or (ii) are being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions are being maintained with respect thereto in accordance with Generally Accepted Accounting Principles; (c) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law and created in the ordinary course of the Borrowers' or any Restricted Subsidiary's business, but only to the extent that the amounts secured or to be secured by such Liens (i) are not past due, (ii) are being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions are being maintained with respect thereto in accordance with Generally Accepted Accounting Principles; (d) Liens incurred or deposits made in the ordinary course of the Borrowers' or a Restricted Subsidiary's business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of borrowed money or the deferred purchase price of property or services), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (e) Liens which are purchase money security interests, or Liens on property subject to Capitalized Leases, including, but not limited to Liens on vending machines and coolers arising in connection with Indebtedness permitted to be incurred under Section 5.2(b) of this Agreement; (f) easements, rights-of-away, restrictions and other similar charges or encumbrances on real property which do not, singly or in the aggregate, have a Material Adverse Effect; (g) extensions, renewals and replacements of any lien referred to in subparagraphs (a) through (f) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and (h) Liens consented to in writing by the Bank.

     "PERSON" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof), and including any Borrower.

     "PLANT" shall mean the manufacturing plant of the Borrowers with a gross area of approximately 144,600 square feet on a real property located in Toa Baja, Puerto Rico.

     "PRICING DATE" shall mean 9:00 A.M. (San Juan, Puerto Rico time) on the first day of a Funding Period.

     "REALTY" shall mean those certain parcels of land and any and all improvements now or hereafter existing thereon, described in Sections 3.1(b)(iv) and (v) and 3.1(b)(vii).

     "RECAPTURE LEVERAGE RATIO" shall mean, for any period, and based upon the immediately preceding fiscal quarter of the Borrowers and their Restricted Subsidiaries determined on a consolidated basis for such period without duplication pursuant to Generally Accepted Accounting Principles, the quotient obtained by dividing (i) the outstanding principal amount of the Term Loan Advance, PLUS the amount of the Revolving Credit Commitment as of the end of the immediately preceding fiscal quarter of the Borrowers, and (ii) Annualized Cash Flow.

     "RECEIVABLES" shall mean and include all of the corresponding Borrower's present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all of the corresponding Borrower's now owned or hereafter acquired accounts, contract rights, chattel paper, instruments, documents, and proceeds, including, without limitation, all insurance proceeds; proceeds of any letter of credit on which such Borrower is beneficiary; and all forms of obligations whatsoever owing to the corresponding Borrower, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REPORTABLE EVENT" has the meaning assigned to that term in Title IV of ERISA.

     "RESTRICTED SUBSIDIARIES" shall mean all Subsidiaries of the Borrowers other than the Unrestricted Subsidiaries.

     "REVOLVING CREDIT ADVANCE" has the meaning assigned  to  that  term in
Section 2.3(b).

     "REVOLVING CREDIT BORROWINGS" has the meaning assigned to that term in
Section 2.3(b).

     "REVOLVING CREDIT COMMITMENT" has the meaning assigned to that term in
Section 2.3(b).

     "REVOLVING  CREDIT  NOTE"  has  the  meaning  assigned to that term in
Section 2.7(b).

     "SHAREHOLDERS' SUIT" shall mean the lawsuits listed in Schedule 4.1(e) hereto.

     "SOLVENT"  shall  mean,  as  to  any  Person,  that  such  Person  has
(i) capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (ii) is able to pay its debts (excluding intercompany debts among the Borrowers and their Restricted Subsidiaries) as they mature and owns property having a fair saleable value, greater that the amount required to pay its debts as they become due.

     "SUBORDINATED DEBT" shall mean unsecured Indebtedness of the Borrowers for borrowed money which are expressly subordinate and junior in right of payment to the Notes and all the Obligations of the Borrowers under this Agreement and the Loan Documents (such subordination to be evidenced by subordination agreements in form and substance acceptable to the Bank) in that no payment or prepayment, directly or indirectly, on account of the principal of or interest and premium, if any, on the Subordinated Debt shall be made (in cash or property or securities, or by set-off or otherwise) and no holder of Subordinated Debt shall be entitled to demand or receive any such payment or prepayment unless (i) all amounts then due for principal, interest and premium, if any on the Notes and all other Obligations of the Borrowers to the Bank shall have been paid in full or
(ii) if at the time of such payment or prepayment or immediately after giving effect thereto, there shall have occurred any Event of Default.

     "SUBSIDIARY" shall mean any corporation, association, joint stock company, business trust or similar organization of which more than fifty percent (50%) of the outstanding capital stock or other equity interest having ordinary voting powers to elect a majority of the board of directors or other governing body of such corporation is at the time directly or indirectly owned or controlled by any Borrower or by one or more Subsidiaries.

     "SURVEY" shall mean that certain survey of the Realty and certain other real property located in Toa Baja prepared by Roberto Cabrera and dated October 27, 1994 delivered to the Bank in connection with the transactions contemplated by the First Restated Credit Agreement.

     "TANGIBLE NET WORTH" shall mean, as of any date on which the amount thereof shall be determined, the aggregate Net Worth of the Borrowers and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles), MINUS (a) the sum of any amounts attributable to any intangible assets, including but not limited to, trademarks and patent rights determined in accordance with Generally Accepted Accounting Principles, MINUS (b) deferred expenses and taxes, MINUS (c) any Indebtedness of the stockholders, officers, Subsidiaries and Affiliates of the Borrowers
(excluding intercompany transactions between the Borrowers and the Restricted Subsidiaries arising in the ordinary course of business), MINUS
(d) prepaid expenses, MINUS (e) investment s made by the Borrowers and any Restricted Subsidiaries in the Unrestricted Subsidiaries permitted hereunder.

     "TAXES" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings or all liabilities with respect thereto imposed with respect to any and all payments by the

Borrowers hereunder and under the Notes, excluding Other Taxes.

     "TERM LOAN I ADVANCE" has the meaning assigned to that term in Section 2.3(a)(i).

     "TERM LOAN ADVANCE" has the meaning assigned to that term in Section 2.3(a)(iv).

     "TERM LOAN BORROWING" has the meaning assigned to that term in Section 2.3(a)(iv).

     "TERM  LOAN  COMMITMENT"  has  the  meaning  assigned  to that term in
Section 2.3(a)(iv).

     "TERM  LOAN  NOTE"  has  the meaning assigned to that term in  Section
2.7(a).

     "TERM  PORTION" has the meaning  assigned  to  that  term  in  Section
2.3(a)(iii).

     "TERMINATION  DATE"  has  the meaning assigned to that term in Section
2.3(b).

     "TERMINATION EVENT" shall mean  (a)  a  Reportable  Event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of any Borrower or any ERISA Affiliate of such Borrower from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "TOTAL LIABILITIES" shall mean, as of any date the sum, for the Borrowers and their Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles), of the following (a) all Indebtedness (other than contingent liabilities not required to be reflected on a balance sheet pursuant to Generally Accepted Accounting Principles), and (b) all other obligations (excluding Subordinated Debt) that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

     "UNRESTRICTED  SUBSIDIARIES" shall mean BAESA, Seven-Up
Concesiones S.A.I.C., AYDECAR S.A., Argentine Bottling Associates, BAESA Shareholders Associates, Riverside, S.A., Embotelladoras Chilenas Unidas,

Embotelladora del Uruguay, S.A., Perla del Norte, S.A., Punch N.V. Limitada, 9 de julio, S.A., Embotelladora Centroamericana, S.A., Sierras del Mar, S.A.I.C., Embosur, S.A., Pepsi-Cola Engarrafadora Ltda., PCE Bebidas, Ltda., and any other Subsidiaries of any of the Borrowers operating outside of the United States and Puerto Rico with respect to which the Bank has given its previous written consent to be treated as Unrestricted Subsidiaries.

     "VOTING TRUST"  shall have the meaning set forth in Section 4.1(y).


                             ARTICLE II

                 AMOUNTS AND TERMS OF THE ADVANCES

     Section 2.1 DESCRIPTION OF TRANSACTION. The Bank and the Borrowers entered into a Restated Credit Agreement dated as of November 10, 1994, as amended by a First Amendment to Restated Credit Agreement dated September 26, 1995 and a Second Amendment to Restated Credit Agreement and Loan Documents dated June 4, 1996 (collectively, the "First Restated Credit Agreement") in order to reflect in a single document certain modifications to the terms and conditions of a Financing Agreement, dated September 10, 1993, among the Bank, Pepsi-Cola PR and Beverage Plastics (the "Financing Agreement"), reflect a corporate reorganization of Pepsi-Cola PR and Beverage Plastics and grant to Manufacturing a non-revolving credit facility to finance part of the cost of acquiring, developing, equipping and constructing a new manufacturing plant in Toa Baja, Puerto Rico. The Borrowers have now requested certain further modifications to the terms and conditions of the First Restated Credit Agreement. In order to reflect such modifications the parties hereto have agreed to execute this Second Restated Credit Agreement, It is not the intention of the parties to this Agreement and nothing contained shall be interpreted as a novation of any Obligations of the Borrowers to the Bank under the First Restated Credit Agreement, the Financing Agreement, any collateral documents securing such Obligations or of the indebtedness evidenced by notes issued pursuant thereto, it being expressly acknowledged and agreed by the parties hereto that the First Restated Credit Agreement, the Financing Agreement and all of the documents issued or executed thereunder (as security therefor or otherwise) shall continue to be in full force and effect as herein modified.

     Section 2.2 COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties contained herein, the Bank hereby agrees to make available to the Borrowers certain loans as more fully set forth in this Agreement.

     Section 2.3 THE ADVANCES. (a) (i) On September 10, 1993, the Bank made a term loan advance (the "Term Loan I Advance") to Pepsi-Cola PR and

Beverage Plastics in the aggregate principal amount of TEN MILLION DOLLARS ($10,000,000). On the date hereof, the aggregate outstanding principal amount of the Term Loan I Advance, after applying all the installments of principal on the Term Loan I Advance which have been received by the Bank on or before the date hereof, is $5,256,410.56. The proceeds of the Term Loan I Advance were originally used for the purpose of refinancing certain existing indebtedness of Pepsi-Cola PR and for general corporate purposes of Pepsi-Cola PR and Beveral Plastics. In connection with the execution of the First Restated Credit Agreement, Manufacturing agreed to become a co-borrower with respect to the Term Loan I Advance. Pursuant to this Agreement the Term Loan I Advance will be consolidated with the Non-Revolving Credit Advances and the Term Portion of the Revolving Credit Advances as part of the Term Loan Advance referred to in
Section 2.3(a)(iv) hereof.

      (ii) Pursuant to the First Restated Credit Agreement, the Bank made non-revolving credit advances to Manufacturing (the "Non-Revolving Credit Advances"), for the development, equipping and construction of the Plant. On the date hereof, the aggregate outstanding principal amount of the Non-Revolving Credit Advances is FIFTEEN MILLION DOLLARS ($15,000,000). Manufacturing has requested and the Bank has agreed to convert all of the now outstanding Non-Revolving Credit Advances into a term loan comprising a portion of the Term Loan Advance referred to in Section 2.3 (a) (iv) hereof subject to the conditions of this Agreement.

     (iii) Pursuant to the First Restated Credit Agreement, the Bank made revolving credit advances to Distributing (the "Original Revolving Credit Advances"). On the date hereof, the aggregate outstanding principal amount of the Original Revolving Credit Advances is TEN MILLION DOLLARS ($10,000,000). Distributing has requested the Bank has agreed to include Pepsi-Cola PR, Beverage Plastics and Manufacturing as borrowers under the Revolving Credit Commitment and to a reduction of the revolving credit commitment amount under the First Restated Credit Agreement to FIVE MILLION DOLLARS from TEN MILLION DOLLARS effective as of the Closing Date and to convert $4,743,584.44 (the "Term Portion") of the now outstanding Original Revolving Credit Advances into a term loan comprising part of the Term Loan Advance referred to below and FIVE MILLION DOLLARS ($5,000,000) into a revolving credit advance subject to the conditions of this Agreement.

      (iv) The Term Loan I Advance, the Non-Revolving Credit Advances, the Term Portion and the Original Revolving Credit Advances shall be consolidated into a single term loan advance to be referred to as the "Term Loan Advance" and the aggregate principal amount of the Term Loan Advance, that is TWENTY-FIVE MILLION DOLLARS ($25,000,000) shall be referred to as the "Term Loan Commitment." In connection with the execution of this

Agreement, each of the Borrowers hereby agrees to become a co-borrower with respect to the Term Loan Advance. The borrowings made under this Section 2.2(a) shall be hereinafter referred to as the "Term Loan Borrowing."

     (b) The Bank agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances to Borrowers (each advance made hereunder is hereinafter sometimes referred to individually as a "Revolving Credit Advance" and collectively as "Revolving Credit Advances") from time to time during the period from the Closing Date up to and including September 30, 1997 (as such date may be extended pursuant to section 2.16 hereof, the "Termination Date") which shall not exceed at any time outstanding for the Borrowers in the aggregate (subject to the provisions of subsection (a) of Section 2.9) the sum of (i) eighty percent (80%) of the amount of Distributing's Eligible Receivables, plus (ii) fifty percent (50%) of the net value of Distributing's Eligible Inventory (calculated based on the cost of Eligible Inventory); PROVIDED, HOWEVER, that revolving Credit Advances to the Borrowers shall not exceed FIVE MILLION DOLLARS ($5,000,000) in the aggregate at any time (the "Revolving Credit Commitment"). Each borrowing under this Section 2.3(b) (a "Revolving Credit Borrowing") shall be in an aggregate principal amount of not less than TWENTY-FIVE THOUSAND DOLLARS ($25,000). Within the limits of the Revolving Credit Commitment, the Borrowers may borrow, repay and reborrow Revolving Credit Advances under this Section 2.3(b). In connection with the execution of this Agreement, each of the Borrowers hereby recognizes that as of the Closing Date the aggregate outstanding principal amount of Revolving Credit Advances is FIVE MILLION DOLLARS and each of the Borrowers hereby agrees to become a co-borrower with respect to the Revolving Credit Advances.

     Section 2.4 MAKING THE REVOLVING CREDIT BORROWINGS. Each Revolving Credit Borrowing shall be made upon the receipt of written notice from any of the Borrowers to the Bank delivered by not later than 1:00 p.m. (San Juan, Puerto Rico time) on the date of the proposed Borrowing specifying the amount desired.

     Section 2.5 FEES. (a) Pepsi-Cola PR agrees to pay to the Bank on the Closing Date a fee in the amount of TWO HUNDRED THIRTY THOUSAND DOLLARS ($230,000). in order to compensate the Bank for the costs associated with the structuring, processing, approving and closing of the transactions contemplated by Section 2.3 of this Agreement, including, but not limited to, administrative, out-of-pocket, general, overhead and lost opportunity costs, but not including any expenses for which the Borrowers have agreed to indemnify the Bank pursuant to Section 8.5 (d) of this Agreement or to reimburse the Bank pursuant to Section 8.5 (a) of this Agreement. The Bank acknowledges having received from Pepsi-Cola PR, the amount of FORTY THOUSAND DOLLARS ($40,000) of the total fee due on the Closing Date pursuant to this Section 2.5 (a), such amount to be credited on the Closing Date against such fee.

     (b) Pepsi-Cola PR agrees to pay to the Bank an additional fee from the date of this Agreement until the repayment of all Obligations hereunder in the amount of twenty-five basis points of the Revolving Credit

Commitment, as reduced from time to time, payable annually in advance on April 8th of each year or if such day is not a Business Day, on the first Business Day immediately following such date during the term of this Agreement (without any proration as a result of early prepayment), commencing on the Closing Date.

     (c) Each of the above fees shall be fully earned when due and shall not be subject to pro-ration or rebate upon the early termination of this Agreement for any reason.

     Section 2.6    REDUCTION  OF THE  REVOLVING  CREDIT  COMMITMENT.   The
Borrowers shall have the right, upon at least three (3) Business Days' notice to the Bank, to terminate in whole or reduce in part the unused portions of the Revolving Credit Commitment, provided that each partial reduction related thereto shall be in the aggregate amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) or an integral multiple thereof.

     Section 2.7 INTEREST AND REPAYMENT. (a) THE TERM LOAN ADVANCE shall be evidenced by a promissory note of the Borrowers to the order of the Bank in substantially the form of Exhibit A hereto (the "Term Loan Note"). The notes previously executed by Pepsi-Cola PR, Manufacturing and Beverage
Plastics Company on November 10, 1994, in connection with the First Restated Credit Agreement, shall be restated in its entirety and replaced by the Term Loan Note. The Term Loan Note shall be in the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) and shall be payable one hundred twenty (120) consecutive monthly installments of principal, each payable on the first (1st) day of each month, commencing on May 1, 1997. The installments shall be in the amounts set forth below:


        May 1, 1997 - April 1, 1998      $    83,333.33
        May 1, 1998 - April 1, 1999      $    83,333.33
        May 1, 1999 - April 1, 2000      $    87,500.00
        May 1, 2000 - April 1, 2001      $    95,833.33
        May 1, 2001 - April 1, 2002      $   104,166.66
        May 1, 2002 - April 1, 2003      $   104,166.66
        May 1, 2003 - April 1, 2004      $   125,000.00
        May 1, 2004 - April 1, 2005      $   137,500.00
        May 1, 2005 - April 1, 2006      $   145,833.33
        May 1, 2006 - March 1, 2007      $11,795,833.69


; PROVIDED, that the final installment shall be in such amount as necessary to pay in full the Obligations related to the Term Loan Advance.

     The Term Loan Note shall bear interest from its date until full payment on the unpaid balance of principal thereof at an annual rate of interest which throughout each Funding Period shall be equal to the following rate, commencing on the date of the Term Loan Note: (i) if Eurodollar Funds are then available to the Bank for such Funding Period, a fixed rate equal to two point five percent (2.5%) over and above the LIBOR Rate; or (ii) if Eurodollar Funds are not then available to the Bank for such funding Period, a fluctuating annual rate equal to the Base Rate, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate. Anything herein to the contrary notwithstanding, and without detriment to any other rights and remedies available to the Bank, the interest rate applicable to the outstanding principal of the Term Loan Note during any period when an Event of Default shall have occurred and be continuing shall be a fluctuating annual rate equal to three percent (3%) over and above the Base Rate, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate. Interest due on the Term Loan Note shall be payable monthly in arrears on the first (1st) day of each month and on the date on which the Term Loan Advance is paid in full for the actual number of days elapsed.

     (b) THE REVOLVING CREDIT ADVANCES made by the Bank to the Borrowers shall be evidenced by a promissory note of the Borrowers to the order of the Bank in substantially the form of Exhibit B hereto (the "Revolving Credit Note"). The note previously executed by Distributing on November 10, 1994, in connection with the First Restated Credit Agreement shall be restated in its entirety and replaced by the Revolving Credit Note. The Revolving Credit Note shall be in the maximum principal amount of FIVE MILLION DOLLARS ($5,000,000). Revolving Credit Advances shall be payable on the Termination Date. Each Revolving Credit Advance made by the Bank shall bear interest from its date until full payment on the unpaid balance of principal thereof at an annual rate of interest which throughout each Funding Period shall be equal to the following rate: (i) if Eurodollar Funds are then available to the Bank for such Funding Period, a fixed rate equal to two point five percent (2.5%) over and above the LIBOR Rate applicable to such Funding Period; or (ii) if Eurodollar Funds are not available to the Bank for any Funding Period, a fluctuating annual rate equal to the Base Rate, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate. Anything herein to the contrary notwithstanding, and without detriment to any other rights and remedies available to the Bank, the interest rate applicable to the outstanding principal amount of the Revolving Credit Note during any period when an Event of Default shall have occurred and be continuing shall be a fluctuating annual rate equal to three percent (3%) over and above the Base Rate, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate. Interest due on each Revolving Credit Advance shall be payable monthly in arrears on the day of each successive month on which such Revolving Credit Advance was disbursed and on the date on which the Revolving Credit Advance is paid in full for the actual number of days elapsed.

     All outstanding Revolving Credit Advances shall be paid in full by not later than the Termination Date.

     (c)  [Reserved]

     (d) Any payments of principal or interest due under the Notes, including liquidated sums for the payment of attorneys' fees and interest on any overdue principal, if any, may be charged at the Bank's option, when due and payable, against any account of any of the Borrowers with the Bank. The Bank shall promptly notify the corresponding Borrower of any such charges made against the accounts of such Borrower.

     Section 2.8 OPTIONAL PREPAYMENTS. (a) The Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, prepay (without premium or penalty) to the Term Loan Note, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that such prepayment is made from internally generated cash flow, proceeds from the sale of capital stock of any of the Borrowers (including, but not limited to any Class A or Class B capital stock of Pepsi-Cola PR), other than the cash proceeds remaining from the issuance of the Class B Stock Offering or from a refinancing of the Term Loan Advance by the Bank; PROVIDED, HOWEVER, that in the event of the prepayment in full of the Term Loan Note, the Borrowers shall agree in writing to continue to provide the reports listed in Section 5.1(c) (i) and (ii) for a period of 12 months following such prepayment in order for the Bank to verify that such prepayment was made from funds obtained as permitted by this Section 2.8(a). Each such partial prepayment shall be in an aggregate principal amount of not less than ONE HUNDRED THOUSAND DOLLARS ($100,000) and in integral multiples thereof, and shall be applied to the principal installments of the Term Loan Note, as directed by the Borrowers, in the inverse order of their maturities, and provided further, that if the Term Loan Note being prepaid is then funded with Eurodollar Funds, such prepayment may only be made on the last day of the corresponding Funding Period.

     (b) The Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, but only after the prepayment in whole of the Term Loan Note, prepay (without premium or penalty) the Revolving Credit Note, in whole with accrued interest to the date of such prepayment on the amount prepaid, provided that such prepayment is made from proceeds from the sale of capital stock of any of the Borrowers (including, but not limited to any Class A or Class B capital stock of Pepsi-Cola PR), other than proceeds of the Class B Stock Offering or from a refinancing of the Revolving Credit Advances by the Bank; PROVIDED, HOWEVER, that the Borrowers shall agree in writing to continue to provide the reports listed in Section 5.1(c) (i) and (ii) for a period of 12 months following such prepayment in order for the Bank to verify that such prepayment was made from funds obtained as permitted by this Section 2.8(a), and provided further, that if the Revolving Credit Note being prepaid is then funded with Eurodollar Funds, such prepayment may only be made on the last day of the corresponding Funding Period.

     (c) In the event that the Borrowers desire to make a prepayment hereunder of the Term Loan Note from other than internally-generated cash flow, or from proceeds from the sale of assets, including from a refinancing of the Term Loan Advance by a third party, the Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, prepay Term Loan Advance in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided, that if the Term Loan Note is then funded with Eurodollar Funds, prepayment thereof may only be made on the last day of the Funding Period. Upon any such prepayment, the Borrowers shall pay to the Bank a fee equal to one percent (1%) of the sum of the principal amount of the Term Loan Advance being prepaid. Any such prepayment of the Term Loan Note shall be applied to the principal installments of such Term Loan Note in the inverse order of their maturities.

     (d) In the event that the Borrowers desire to make a prepayment hereunder of the Term Loan Note from cash remaining from the issuance by Pepsi-Cola PR of 3,500,00 shares of its Class B Common Stock on September 25, 1995 (the "Class B Stock Offering"), other than cash remaining from such issuance then held to the credit of the Cash Collateral Account, the Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, prepay the Term Loan Advance in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided, that if the Term Loan Note is then funded with Eurodollar Funds, prepayment thereof may only be made on the last day of the Funding Period. Upon any such prepayment, the Borrowers shall pay to the Bank a fee equal to one-half of one percent (0.5%) of the sum of the principal amount of the Term Loan Advance being prepaid. Any such prepayment of the Term Loan Note shall be applied to the principal installments of such Term Loan Note in the inverse order of their maturities.

     (e) In the event that the Borrowers desire to make a prepayment hereunder under the Term Loan Note from any amounts on deposit in the Cash Collateral Account, the Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, prepay the Term Loan Advance in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided, that if the Term Loan Note is then funded with Eurodollar Funds, prepayment thereof may only be made on the last day of the Funding Period. Any such prepayment of the Term Loan Note shall be applied to the principal installments of such Term Loan Note in the inverse order of their maturities.

     (f) In the event that the Borrowers desire to make a prepayment hereunder under the Term Loan Note from any Net Available Proceeds of any BAESA Stock Disposition, the Borrowers may, upon at least three (3) Business Days' prior written notice to the Bank, prepay the Term Loan Advance in whole or in part from such Net Available Proceeds of any BAESA Stock Disposition, with accrued interest to the date of such prepayment on the amount prepaid, provided, that if the Term Loan Note is then funded with Eurodollar Funds, prepayment thereof may only be made on the last day of the Funding Period. Any such prepayment of the Term Loan Note shall be applied to the principal installments of such Term Loan Note in the inverse order of their maturities.

     (g) In the event that any Borrower prepays any Advance hereunder except as permitted by this Section 2.8 and the Bank suffers any loss or expense as a result of such prepayment, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Advance, the Borrowers shall, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such loss or expense. A certificate in reasonable detail as to the amount of such loss or expense submitted to the Borrowers by the Bank, absent manifest error, shall be conclusive and binding for ail purposes.

     Section 2.9    MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

     (a) BORROWING BASE. Until the Termination Date, the Borrowers shall from time to time prepay the Revolving Credit Advances in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Advances shall not exceed the Bank's Revolving Credit Commitment.

     (b) SALE OF ASSETS. Without limiting the obligation of the Borrowers to obtain the consent of the Bank pursuant to Section 5.2(d) hereof to any Disposition of assets not otherwise permitted hereunder, no later than five Business Days after the occurrence of any Disposition Recapture Date, the Borrowers will deliver or cause to be delivered to the Bank a statement, certified by the chief financial officer of the corresponding Borrower or Restricted Subsidiary, in form and detail satisfactory to the Bank, of the amount of the Net Available Proceeds, and upon the delivery of any such statement, the Borrowers will prepay the Advances in a principal amount equal to Net Available Proceeds from all Dispositions of assets during such fiscal year in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.9.

     (c) INSURANCE PROCEEDS. No later than 7 days following the receipt of Net Insurance Payments, the Borrowers will be obligated to repay the Advances in an amount equal to Net Insurance Payments, such prepayment and reduction to be effected in the manner and to the extent specified in clause (g) of this Section 2.9; PROVIDED that no repayment shall be required hereunder if such Net Insurance Payments are promptly (no later than 60 days from the date of receipt thereof) applied to the repair or to replace the assets damaged in such Casualty. No later than five (5) days following the receipt or insurance proceeds as a result of any Casualty, the Borrowers will deliver or cause to be delivered to the Bank a statement, certified by the chief financial officer of the corresponding

Borrower or Restricted Subsidiary, in form and detail satisfactory to the Bank, of the amount of Net Insurance Proceeds. Insurance proceeds, if any, related to the Shareholders' Suit and from any business interruption shall not be subject to this clause.

     (d) EXCESS CASH FLOW. Not later than 120 days after the end of each fiscal year of the Borrowers, the Borrowers shall calculate Excess Cash Flow for such fiscal year and shall apply an amount equal to fifty percent (50%) of such Excess Cash Flow to prepay the Term Loan Advance, such prepayment to be effected in the manner and to the extent specified in clause (g) of this Section 2.9.

     (e) SALE OF CLASS A COMMON STOCK. Not later than five (5) Business Days after the sale by any Borrower of any Class A Common Stock of Pepsi-Cola PR subject to the Option Agreement or upon the assignment by any of the Borrowers of any of their rights under the Option Agreement, such Borrower shall apply an amount equal to twenty-five percent (25%) of the net proceeds received from such sale or assignment to prepay the Term Loan Advance, such prepayment to be effected in the manner and to the extent specified in clause (g) of this Section 2.9.

     (f) MONIES IN CASH COLLATERAL ACCOUNT. Upon the occurrence of an Event of Default, any amounts on deposit to the credit of the Cash Collateral Account shall be used by the Borrowers to prepay the Term Loan Advance or reduce the Revolving Credit Commitment, such prepayment to be effected in the manner and to the extent specified in clause (g) of this
Section 2.9.

     (g) APPLICATION. Prepayments described in this Section 2.9 (other than Section 2.9(a)) shall be applied first to the Term Loan Note in the inverse order of the maturities of the installments of the Term Loan Note then outstanding and the balance, if any, shall be applied to the then outstanding Revolving Credit Advances and shall reduce the Revolving Credit Commitment by the corresponding amount.

     Section 2.10 PAYMENTS AND COMPUTATIONS. The Borrowers shall make each payment hereunder or under the Notes or under any Loan Document not later than 12:00 noon (San Juan, Puerto Rico time) on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 8.2 in immediately available funds. The Borrowers hereby authorize the Bank to charge from time to time against any account of any of the Borrowers with the Bank any amount so due, and the Bank shall promptly thereafter notify the Borrowers of such action. All computations of interest under the Notes and fees hereunder shall be made by the Bank on the basis of a year of 360 days.

     Section 2.11 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes or under any other Loan Document shall be stated to be due, or whenever the last day of a Funding Period would otherwise occur, on a day other than a Business Day, such payment may be made, and the last day of such Funding Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

     Section 2.12 FUNDING PROCEDURE. The Borrowers hereby acknowledge that, in the event that any Advance is funded with Eurodollar Funds, the Bank, at its discretion and in order to fund such Advance, may purchase deposits consisting of Eurodollar Funds in an aggregate amount equal to the Advance being funded and with a maturity coterminous with the maturity of such Advance or of the corresponding Funding Period. The Provisions of this Agreement relating to the funding and pricing of Advances are included only for the purpose of conducting operations hereunder, and it is therefore understood that, regardless of the manner selected by the Bank to fund such Advances, all operations hereunder, including without limitation the determination as to the interest rate applicable to any such Advance and the determination of any loss or expense incurred by the Bank by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund Advances hereunder, shall be conducted as if the Bank had actually funded such Advances with Eurodollar Funds through the purchase of deposits consisting of Eurodollar Funds in an aggregate amount equal to the Advance being funded and with a maturity coterminous with the maturity of such Advance or of the corresponding Funding Period.

     Section 2.13 INCREASED COSTS. If, due to either (1) the effectiveness of or any change (including, without limitation, any change by way of imposition or increase of any reserve requirements) in or in the interpretation of any law or regulation, or (2) the compliance with any formal guideline or formal request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Advances made to any Borrower hereunder, then the Borrowers shall from time to time, upon demand by the Bank, pay the Bank additional amounts sufficient to indemnify the Bank against such increased cost. A certificate in reasonable detail as to the amount of such increased cost submitted to the Borrowers by the Bank, absent manifest error, shall be conclusive and binding for all purposes.

     Section 2.14 CHANGED CIRCUMSTANCES. Notwithstanding any other provision of this Agreement, if the effectiveness of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Bank to perform its obligations hereunder to fund or maintain Advances hereunder with Eurodollar Funds then, on notice thereof and demand therefor by the Bank to the Borrowers, (1) the obligation of the Bank to fund or maintain such Advances with Eurodollar Funds shall terminate, and (2) the Bank shall convert all outstanding Advances funded with Eurodollar Funds into Advances funded with funds other than Eurodollar Funds. In the event that the Bank suffers any loss or expense as a result of the conversion of the Advances as aforesaid, the Borrowers shall, upon demand by the Bank, pay the Bank additional amounts sufficient to indemnify the Bank against such loss or expense. A certificate in reasonable detail as to the amount of such loss or expense submitted to the Borrowers by the Bank, absent manifest error, shall be conclusive and binding for all purposes.

     Section 2.15 TAXES. (a) Any and all payments by the Borrowers hereunder and under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes, excluding all Taxes imposed on or determined by reference to the Bank's net income. All Taxes which the Borrowers are required to bear pursuant to the preceding sentence are referred to as "Non-Excluded Taxes." If the Borrowers shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In the event that the Bank receives any credit or refund of any Non-Excluded Taxes included in any payment made by the Borrowers pursuant to the immediately preceding sentence, the Bank shall reimburse the corresponding Borrower for the amount of such credit or refund actually received.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, registry fees, charges or similar levies which arise at any time from any payment made hereunder or under the Notes or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers will indemnify the Bank for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by the Bank or any liability (including penalties, interest and expenses) arising therefor or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date the Bank makes written demand therefor.

     (d) Within thirty (30) days after the date of any payment of Non-Excluded Taxes, the Bank will furnish to the Borrower, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof.

     Section 2.16 EXTENSION OF TERMINATION DATE. The obligation of the Bank to make the Revolving Credit Advances shall terminate on September 30, 1997, such date, as it may be extended pursuant to the following sentence, being the "Termination Date"). The Bank, at its sole discretion, may extend the Termination Date for additional periods (which may be less than one year) under terms and conditions (which may differ from those contained in this Agreement) that the Bank may determine, at its sole discretion, based upon economic conditions prevailing as of the Termination Date and the Borrowers' ability to meet their obligations.


                             ARTICLE III

                       CONDITIONS OF LENDING

     Section 3.1 CONDITION PRECEDENT TO ALL ADVANCES. The execution of this Second Restated Credit Agreement and the making of any Advance hereunder is subject to the condition precedent that the Bank shall have received on or before the day of any additional Advance hereunder the following, in form and substance satisfactory to the Bank:

     (a)  Each of the Notes to the order of the Bank.

     (b)  Evidence   that   the  following   security   instruments   (such
instruments, together with this Agreement, the Notes and all security instruments delivered, or to be delivered, to the Bank hereunder, and any amendments executed in connection with any of the foregoing, hereinafter collectively referred to as the "Loan Documents"), duly executed by the parties identified below or in such other instruments (such parties hereinafter collectively referred to as the "Loan Parties") are in full force and effect:

            (i) the pledge a mortgage note in the amount of $3,118,800, secured by personal property mortgages creating a continuing perfected security interest covering the Borrowers' Machinery and Equipment listed in Schedule E hereto;

           (ii) assignment of accounts receivable agreements creating a continuing perfected security interest covering all of the Receivables of the Borrowers and the corresponding statements of assignment of accounts receivable;

          (iii) factor's lien agreements executed by each of the Borrowers creating a continuing first priority security interest covering all of the Inventory of the Borrowers and all of the Receivables generated the sale of such Inventories;

           (iv) a pledge of two mortgage notes in the aggregate principal amount of TWO-MILLION NINE HUNDRED AND TWENTY THOUSAND DOLLARS ($2,920,000) secured by first mortgages creating continuing first priority security interests covering certain real estate recorded at page one hundred ninety-seven (197) of Volume twenty-four (24) of the Registry of Property, Toa Baja, Section II of Bayam<o'>n, property number one hundred eighty-seven (187);

            (v) a pledge of a mortgage note in the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) secured by a second mortgage creating a continuing second priority security interest covering the real property described in Section 3.1(b)(iv);

           (vi) a pledge of a mortgage note in the principal amount of EIGHTY-FIVE THOUSAND DOLLARS ($85,000) secured by a second mortgage creating a second priority lien on the parcel of real property referred to as 5-A on the Survey and segregated from the real property described in
Section 3.1(b)(iv);

          (vii) a pledge of a mortgage note in the principal amount of THREE MILLION FORTY THOUSAND DOLLARS ($3,040,000) secured by a first mortgage creating a continuing first priority security interest covering certain real estate recorded at page 121 of volume 77 of Sabana Llana, property number 30319 of the Registry of Property of Puerto Rico; and

         (viii) a pledge of a mortgage note in the principal amount of EIGHT MILLION ONE HUNDRED TWENTY-NINE THOUSAND SIX HUNDRED FORTY THREE DOLLARS ($8,129,643) secured by a first mortgage creating a continuing priority security interest covering the Machinery and Equipment of Manufacturing described in that certain Personal Property Mortgage and Affidavit dated October 11, 1996 executed by Manufacturing in favor of the Bank.

           (ix) a pledge of a mortgage note in the principal amount of ONE MILLION FOUR HUNDRED EIGHTY-NINE THOUSAND ONE HUNDRED NINETY-TWO DOLLARS ($1,489,192) secured by a first mortgage creating a continuing first priority security interest covering the Machinery and Equipment of Beverage Plastics described in that certain Personal Property Mortgage and Affidavit dated October 11, 1996 executed by Beverage Plastics in favor of the Bank.

     (c)  Evidence that all actions necessary, or in reasonable judgment of
the Bank, desirable  to  perfect and protect the   security interest in the
Collateral have been taken.

     (d) Certified copies of the resolutions of the Board of Directors of each of the Borrowers and, if required, the consents of the stockholders of each Loan Party, approving the execution and delivery of this Agreement and the Notes and any amendment to each Loan Document to which it is a party required by the Bank.

     (e) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the Notes and any amendment to each Loan Document to which it is a party required by the Bank and the other documents to be delivered by it hereunder.

     (f) Favorable opinion of counsel for the Borrowers, in substantially the form agreed to by the Bank and the Borrowers.

     (g) Certificates of good standing dated not more than ten days prior to the execution of this Agreement showing that the Borrowers are in good standing in the State of Delaware, and copies certified by the Secretary of State of the State of Delaware, dated not more than ten (10) days prior to the date of execution of this Agreement, of the Organizational Documents of each of the Borrowers.

     (h) A Certificate dated not more than ten (10) days prior to the execution of this Agreement showing that the Borrowers are qualified to transact business in and are in good standing under the laws of the Commonwealth of Puerto Rico.

     (i) The Cash Collateral Agreement in the form attached to this Agreement as Exhibit C.

     (j)  Evidence of the insurance required by Section 5.1(b) hereof.

     (k) A copy of the Marketing Agreement, stating the total marketing budget of the Borrower for 1997 and that the amount expected to be spent by PepsiCo for marketing, advertising related expenditures and discount and allowances shall be not less than the amount set forth in the term sheet prepared by the Bank in connection with this Agreement.

     (l) Copies of all policies and correspondence received by any of the Borrowers on or before the Closing Date from any insurance company that insures any of the Borrowers or their officers and directors with respect to the Shareholders' Suit.

     (m) Such other documents, instruments and agreements as the Bank shall reasonably request.

     Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further condition precedent that on the date of such Advance the following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of each of the Borrowers, dated the date of such Advance, stating that the representations and warranties contained in Articles IV and VI of this Agreement, in the Loan Documents to which it is a party and, to the best of its knowledge, in the Loan Documents executed by any other Loan Party, are correct in all material respects on and as of the date of such Advance as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date).

     Section 3.3 REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. Upon the effectiveness of this Agreement, on and after the date hereof each reference in each of the Loan Documents to "the First Restated Credit Agreement "thereunder," "thereof" or words of like referring to the First Restated Credit Agreement, shall mean and be a reference to this Agreement and each reference in the Notes to "this Note," "hereunder," "hereof" or words of like import referring to such Note, and each reference in the other Loan Documents to "the Notes," "thereunder," "thereof" or words of like import referring to the Notes, shall mean and be a reference to the Notes executed on the date hereof.


                             ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. In order to induce the Bank to enter into this Agreement and to make the Advances hereunder, the Borrowers jointly and severally (solidariamente) make the following representations and warranties to the Bank as at the Closing Date, each and all of which shall survive the execution and delivery of this Agreement:

     (a) Each of the Borrowers: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws or the jurisdiction of its organization; (ii) has all requisite corporate or other power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

     (b) Borrower has all necessary power (corporate or otherwise), and authority to execute, deliver and perform its obligations under each of the Loan Documents; the execution delivery and performance by each Borrower of each of the Loan Documents to which any Borrower is or will be a party have been duly authorized by all necessary corporate or other action on its part, including, without limitation, any required shareholder or partner approvals); and this agreement has been duly and validly executed and delivered by each Borrower and constitutes, and each of the other Loan Documents executed and delivered by each Borrower (in the case of the Notes, for value) constitutes, its legal, valid and binding obligations enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

     (c) No information, report, financial statement, exhibit, schedule or disclosure letter furnished in writing by or on behalf of any of the Borrowers to the Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included therein or delivered pursuant thereto contains any untrue statement of material fact or omits or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by each of he Borrowers to the Bank in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections, based on reasonable estimates, on the date as of such projections) on the date as of which such information is stated or certified. There is no fact known to the Borrowers that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Bank for use in connection with the transactions contemplated hereby.

     (d) None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Organizational Documents of any Borrower or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental authority, or agency, or any agreement or instrument to which any of the Borrowers is a party or by or to which any of them or any of their property is bound or subject, or constitute a default (with or without the giving of notice or the lapse of time) under any such agreement or instrument, or (except for the Liens created pursuant to the Loan Documents) result in the creation or imposition of any Lien upon any property of Borrowers pursuant to the terms of any such agreement or instrument.

     (e) Except as set forth in Schedule 4.1(e) hereto, there is no pending or, to the best of the Borrowers' knowledge, or, to the knowledge of the Borrowers or their Restricted Subsidiaries officers, threatened litigation, arbitration, investigation or proceeding against any of the Borrowers or their Restricted Subsidiaries before any court, governmental agency or arbitrator that, adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of any of the Borrowers or their Restricted Subsidiaries or could otherwise have a Material Adverse Effect.

     (f) No authorization, approvals or consents of, and no filings, recordations or registration with, any governmental or regulatory authority or agency or any securities exchange are necessary for the execution, delivery or performance by the Borrowers of this Agreement, the Notes or any Loan Document to which any of the Borrowers are or will be a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Loan Documents.

     (g) No proceeds of any Advance will be used to acquire any security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 and the proceeds of the Advances will be applied only for the purposes set forth in Article II hereof.

     (h) None of the Borrowers is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock (within the meaning of Regulation U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (i) Each Borrower is, and after giving effect to the consummation of the transactions contemplated by this Agreement, will be Solvent.

     (j) Each of the Borrowers and each of their respective Restricted Subsidiaries have filed all federal, state, Commonwealth and other tax returns required to be filed and have paid all taxes, assessments and other governmental charges shown thereon to be due, including interest and penalties, or have provided adequate reserves therefor; no unpaid or uncontested assessments have been made against any Borrower or any Restricted Subsidiary of any Borrower by any taxing authority, nor has any penalty or deficiency been assessed by any such authority, and all contested assessments have been disclosed to the Bank and adequate reserves have been made therefor. Such tax returns properly reflect the income and taxes of the Borrowers and their Restricted Subsidiaries for the periods covered thereby, subject only to reasonable adjustments required by the corresponding taxing authorities upon audit and having no Material Adverse Effect on the financial condition, business or results of operations of the Borrowers, and such evidence that each Borrower has provided to the Bank showing that any such taxes or penalties have been paid by such Borrower is true and correct.

     (k) No Borrower nor any Restricted Subsidiary is in default in any material respect under any agreement or instrument to which it is a party, such default having the effect of permitting the termination or acceleration of such agreement or instrument, including, but not limited to the Bottling Agreement and the Marketing Agreement.

     (l) The Borrowers' use of the proceeds of each Advance made by the Bank hereunder is, and will continue to be, a legal and proper corporate use (duly authorized by the Borrowers' Board of Directors or similar body) and such use is, and will continue to be, consistent with all applicable laws and regulations.

     (m) The operations of the Borrowers and their Restricted Subsidiaries comply in all material respects with all applicable federal, state, Commonwealth or local environmental statutes and regulations; none of the operations of the Borrowers or their Restricted Subsidiaries is subject to any judicial or administrative proceedings alleging the violation of any federal, state, Commonwealth or local environmental, health or safety statute or regulation; none of the operations of the Borrowers or their
Restricted Subsidiaries is the subject of a federal,             state,
Commonwealth or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous toxic waste, substance or constituent, or any other substance into the environment, which remedial action could have a Material Adverse Effect; the Borrowers or their Restricted Subsidiaries have not filed any notice under any federal, state, Commonwealth or local law indicating past or present treatment, storage or disposal of a hazardous waste for purposes of the Federal Resource Conservation and Recovery Act or other similar state or Commonwealth law; and the Borrowers have no contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, into the environment which contingent liability, if liquidated, would not be adequately covered (in the Bank's reasonable determination) by insurance or other indemnification rights or which, in the Bank's reasonable determination, would not be expected to have a Material Adverse Effect.

     (n) None of the Borrowers or their Restricted Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended or any other statute or regulation that limits its ability to incur Indebtedness.

     (o) None of the Borrowers is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (p) Set forth in Schedule 4.1(p) hereto is a complete and correct list, as of the date of this Agreement, of all the Subsidiaries of the Borrowers (and the respective jurisdiction of incorporation of each such Subsidiary) and of all investments held by the Borrowers or any Subsidiary in other Persons through joint ventures or otherwise. Except as disclosed in Schedule 4.1(p) hereto, each Borrower owns free and clear of Liens, all outstanding shares of such Subsidiaries (and each Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and nonassessable and no rights to subscribe to any additional shares have been granted and no options, warrants or similar rights are outstanding.

     (q) The audited consolidated balance sheets of the Borrowers and their Restricted Subsidiaries as of September 30, 1996, and the related statements of income and retained earnings of the Borrowers and their Restricted Subsidiaries for the fiscal year then ended, and the unaudited financial statements of the Borrowers and their Restricted Subsidiaries for the three month period ending on December 31, 1996, complete copies of which have been furnished to the Bank, fairly and accurately present the financial condition of the Borrowers and their Restricted Subsidiaries at such dates and the results of operations of the Borrowers and their Restricted Subsidiaries for the periods ended on such dates, all in accordance with Generally Accepted Accounting Principles consistently applied, and since December 31, 1996, there has been no material adverse change in such financial condition or operations. There are no liabilities, contingent or otherwise, not disclosed in such financial statement that involve a material amount.

     (r) Each of the Borrowers and its Restricted Subsidiaries owns and has good and marketable title to the properties shown to be owned in the most recent financial statements of the Borrowers delivered to the Bank prior to the date of this Agreement (other than assets and properties disposed of in the ordinary course of business). Each Borrower and its Restricted Subsidiaries owns and has good and marketable title to, and enjoys peaceful and undisturbed possession of, all properties that are necessary for the operation and conduct of their respective businesses as conducted on the date hereof. Manufacturing has good insurable, recordable and marketable title to the Realty. There are no squatters on the Realty and, except as otherwise provided in this Agreement, Manufacturing is and will remain for as long as any Obligation is outstanding, in complete and exclusive possession of the Realty.

     (s) Each Pension Plan of each Borrower and all of their Restricted Subsidiaries, if any, is in material compliance with ERISA, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, all contributions required to be made to any Pension Plan by its terms, the Code or ERISA (including any quarterly installments required under Section 412(m) of the Code or Section 302(e) of ERISA) have been made by the applicable due date; to the knowledge of the Borrowers, no Multiemployer Plan is insolvent or in reorganization; except as set forth in Schedule 4.1(s), no Pension Plan has an accumulated or waived funding deficiency within the meaning of Sections 302 and 303 of ERISA or Section 412 of the Code; neither the Borrowers nor any ERISA Affiliate has incurred any material liability (including any material contingent liability) to or on account of a Pension Plan or Multiemployer Plan pursuant to election 4062, 4063, 4064, 4201 or 4204 of ERISA which has not been satisfied; no proceedings have been instituted to terminate any Pension Plan, and no condition exists which presents a material risk to the Borrowers nor an ERISA Affiliate of incurring a liability to or on account of a Pension Plan or Multiemployer Plan pursuant to any of the foregoing Sections of ERISA.

     (t) Neither the business nor the properties of any Borrower or their Restricted Subsidiaries are affected by any labor dispute materially affecting such business or properties or the operations of the Borrowers or their Restricted Subsidiaries.

     (u) None of the Borrowers or their Restricted Subsidiaries is subject to any restriction under its corresponding Organizational Documents which could have a Material Adverse Effect.

     (v) A complete and correct copy of each Organizational Document of each Borrower in effect on the date of this Agreement or the date when such Borrower became a party to this Agreement has been delivered to the Bank.

     (w) The Borrowers' and their Restricted Subsidiaries possess all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct their business as presently conducted and as proposed to be conducted without known conflict with the rights of others.

     (x) The execution of each of the Bottling Appointment and the Marketing Agreement by Pepsi-Cola PR has been duly authorized by all necessary corporate or other action on its part and constitutes its legal, valid, binding and enforceable obligation in accordance with its terms. Each of the Bottling Appointment and Marketing Agreement is in full force and effect on the date hereof and has not been terminated or threatened to be terminated and Pepsi-Cola PR is not in breach of any of the material terms of any such agreement.

     (y) That certain Voting Trust and Irrevocable Proxy dated as of September 28, 1996 (the "Voting Trust") by and among the recordholders of common stock of Pepsi-Cola PR, par value $0.01 and having six votes per share (the "Class A Shares"), Mr. Rafael Nin and Pepsi-Cola PR
(collectively, the "Voting Trust Parties") has been duly authorized by Pepsi Cola PR by all necessary corporate or other action on its part and, with respect to those terms and conditions attributable to it, constitutes legal, valid, binding and enforceable obligations of Pepsi-Cola PR in accordance with its terms and as of the date hereof is in full force and effect.

     (z) That certain Stock Option Agreement dated as of September 28, 1996 (the "Option Agreement") by and among the Voting Trust Parties has been duly authorized by Pepsi-Cola PR by all necessary corporate and other action on its part and to the extent the Option Agreement is transferred to Pepsi-Cola PR, as permitted thereunder, constitutes its legal, valid and binding agreement enforceable by Pepsi-Cola PR in accordance with its terms and as of the date hereof is in full force and effect.

                             ARTICLE V

                    COVENANTS OF THE BORROWERS

     Section 5.1 AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrowers and each of their Restricted Subsidiaries, to the extent applicable, shall:

     (a) Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect, except for any such law, rule, regulation or order which is being contested in good faith and by proper proceedings by a Borrower.

     (b) Maintain the Plant, the Realty and all their other properties (real and personal) insured at all times by responsible, reputable and financially sound insurance companies or associations in such amounts and covering loss or damage by fire, earthquake, hurricane and windstorm and such other risks as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrowers, maintain adequate (in the reasonable opinion of the Bank) business interruption insurance covering such risks and hazards as are carried by companies engaged in similar businesses and in such amounts as are reasonably required by the Bank, and maintain adequate (in the reasonable opinion of the Bank) insurance against liability to persons for such risks and hazards and in such amounts as are usually carried by companies engaged in similar businesses; all such policies shall name the Bank as an insured party (as its interests may appear) and provide for payment of the proceeds thereof to the Borrowers and/or the Bank, as their respective interests may appear, and shall contain an endorsement providing that the insurance shall not be cancelable except upon thirty (30) days prior written notice to the Bank and from time to time at the request of the Bank, the Borrowers shall deliver to the Bank a detailed schedule indicating all insurance policies then in force and furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions.

     (c)  Furnish to the Bank:

            (i)     as soon as available and in any event within forty-five
(45) days after the end of each of the first three quarters of each fiscal year of each Borrower and its Subsidiaries (A) to the extent applicable, consolidated and consolidating statements of income, statements of stockholder's equity and cash flow of the Borrowers and their Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and
(B) consolidated and consolidating statements of income, statements of stockholder's equity and cash flow of each Borrower and the Restricted

Subsidiaries on a consolidated basis, for such period and for the period from the beginning of the respective fiscal year to the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the corresponding Borrower, which certificate shall state that said Financial statements fairly present the consolidated financial condition and results of operations of each Borrower and its consolidated Subsidiaries, and the unconsolidated financial condition and results of operations of each Borrower and of each of its consolidated Subsidiaries, in accordance with Generally Accepted Accounting Principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and any footnotes thereto);

           (ii) as soon as available and in any event within 120 days after the end of each fiscal year of each Borrower, (A) to the extent applicable, consolidated and consolidating statements of income, statement of Stockholder's equity and cash flow of the Borrowers and their Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, and (B) consolidated and consolidating statement of income, statements of stockholder's equity and cash flow of each Borrower and the Restricted Subsidiaries for such year and the related consolidating and consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied by (1) in the case of said consolidated statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with the Generally Accepted Accounting Principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Event of Default, and (2) in the case of said consolidating statements and balance sheets, by a certificate of the President or chief financial officer of each Borrower, which certificate shall state that said consolidating financial statements fairly present the unconsolidated financial condition and results of operations of such Borrower and of each of its Subsidiaries in accordance with Generally Accepted Accounting Principles, consistently applied, as at the end of, and for, such fiscal year;

          (iii) immediately after a Borrower knows or has reason to believe that any Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred, a notice of such Event of Default or event, describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Borrower has taken and proposes to take with respect thereto;

           (iv) promptly after the receipt thereof by any Borrower, copies of any reports submitted to the Borrowers by independent public accountants in connection with any interim review of the accounts of any of the Borrowers or their Subsidiaries made by such accountants;

            (v) promptly after the same are available, copies of all proxy statements, financial statements and reports that any of the Borrowers shall send to its stockholders or that any of the Borrowers may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over any of the Borrowers or their Restricted Subsidiaries;

           (vi) within 30 days after the end of each month, listings of accounts payable of each Borrower;

          (vii) if and when any Borrower or its Subsidiaries gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Pension Plan that might constitute grounds for a termination of such Pension Plan under Title IV of ERISA, or knows that any ERISA Affiliate or the plan administrator of any Pension Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; and

         (viii) from time to time such other information regarding the financial condition, operations, business or prospects of each Borrower or any of its Subsidiaries as the Bank may reasonably request.

Each Borrower will furnish to the Bank at the time it furnishes each set of financial statements for any fiscal quarter or fiscal year pursuant to subparagraphs (c)(i) or (ii) above, a certificate of the President or the chief financial officer of such Borrower (i) to the effect that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, describing the same in reasonable detail and describing the action that such Borrower has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrowers are in compliance with all of the financial ratios required to be maintained by the Borrowers under this Agreement, as of the end of such fiscal quarter or fiscal year together.

     (d) Preserve and maintain its legal existence, rights (charter and statutory), licenses, permits, privileges and franchises, and its going concern status.

     (e) At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof, to examine and make copies of and the abstracts from the records and books of account of, and visit the properties of, the Borrowers and their Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and their Restricted Subsidiaries with any of its respective officers or directors. All documents and information made available to the Bank shall be kept confidential except to the extent required to be disclosed by applicable law or governmental authority (ii) disclosed to any Affiliate of the Bank (which shall keep such documents and information confidential in accordance with the terms hereof) or (iii) disclosed in connection with the exercise of any rights granted to the Bank under this Agreement or any other Loan Document.

     (f) Keep proper records and books of account, in which complete and correct entries shall be made of all financial transactions and the assets and businesses of the Borrowers and their Restricted Subsidiaries, in accordance with Generally Accepted Accounting Principles consistently applied.

     (g) Maintain and apply substantially the same accounting method used by each Borrower and their Restricted Subsidiaries on the date of this Agreement, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

     (h) Maintain and preserve all of their properties that are used or useful in the conduct of their businesses in good repair, working order and condition as required for the normal conduct of its business.

     (i)  Utilize the Advances for the purposes set forth in Section 2.3.

     (j) (i) File all federal, state, Commonwealth and local tax returns and other reports required by law to be filed; (ii) maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon each Borrower and its Restricted Subsidiaries, its income or its profits; (iii) pay and discharge all such taxes, assessments, governmental charges and levies imposed upon each Borrower and their Restricted Subsidiaries or against their properties prior to the date on which penalties accrue or attach thereto, except to the extent that the same are being contested in good faith by such Borrower and by proper proceedings and against which adequate reserves have been established and are being maintained in accordance with Generally Accepted Accounting Principles; PROVIDED, HOWEVER, that prior to their becoming overdue, each Borrower and their Restricted Subsidiaries shall promptly notify the Bank in writing as to any such taxes, assessments and governmental charges in excess of TWO HUNDRED THOUSAND DOLLARS ($200,000) which it intends to contest; and (iv) upon request by the Bank, provide it with evidence of payment and discharge of any such taxes, and if such taxes are not assessable, evidence thereof.

     (k)   Continue to be Solvent.

     (l) Promptly upon becoming aware, give to the Bank written notice of all litigation, arbitration or of any investigative proceedings, and of all proceedings by or before any governmental or regulatory authority or agency and the action being taken with respect thereto, and any material development in respect of such litigation, arbitration, investigation or other proceedings affecting any Borrower, any of its Restricted Subsidiaries, the Plant or the Realty, involving a claim in excess of TWO HUNDRED THOUSAND DOLLARS ($200,000).

     (m)   Duly and punctually pay and perform their obligations  and cause
their   Restricted   Subsidiaries  to  pay  and  perform  their  respective
obligations under the Loan Documents in accordance with the terms thereof.

     (n) Execute, or cause to be executed, promptly upon the request of the Bank, any and all instruments which the Bank may reasonably require from time to time in order to create or maintain in effect the security interest in any and all Collateral delivered, or purported to be delivered, to the Bank by any Loan Party hereunder, including, but not limited to, instruments creating a security interest in after-acquired property of the Borrowers.

     (o) Maintain their main operating, demand deposit and transaction bank accounts with the Bank.

     (p) Conduct their respective business so as to comply in all material respects with all environmental, health and safety laws and regulations in all jurisdictions in which they are or may at any time be doing business, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act; PROVIDED, HOWEVER, that nothing contained in this subsection shall prevent any Borrower or their Restricted Subsidiaries from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof, provided, further, that such Borrower or their Restricted Subsidiaries shall comply with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless such Borrower or its Restricted Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Borrower or its Restricted Subsidiaries shall (a) receive written notice that any violation of any federal, state, Commonwealth or local environmental, health or safety law or regulation may have been committed or is about to be committed by such Borrower or their Restricted
Subsidiaries, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Borrower or its Restricted Subsidiaries alleging violations of any federal, state, Commonwealth or local environmental law or regulation or requiring such Borrower to take any action in connection with the release of toxic or hazardous substances into the environment, (c) receive any written notice from a federal, state, Commonwealth or local governmental agency or private party alleging that such Borrower or their Restricted Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damaged caused thereby, (d) receive any written notice that such Borrower is subject to federal, state, Commonwealth or local investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent in the environment, or (e) receive any written notice that any properties or assets of such Borrower or its Restricted Subsidiaries are subject to a lien in favor of any governmental entity for any liability under federal, state, Commonwealth or local environmental laws or regulations or damages arising from or costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or any other substance into the environment, then such Borrower or Restricted Subsidiary shall promptly provide the Bank with a copy of such notice, and in any event no later than within fifteen (15) days from such Borrower's or its Restricted Subsidiaries receipt thereof. Within fifteen (15) days of any such Borrower or Restricted Subsidiary having learned of the enactment or promulgation of any federal, state, Commonwealth or local law or regulation pertaining specifically to such Borrower or Restricted Subsidiary or its industry that may result in any Material Adverse Effect, such Borrower or such Subsidiary shall provide the Bank with notice thereof. Upon the occurrence of an Event of Default and ten (10) days' prior notice, if the Bank has reasonable grounds to believe that (i) any hazardous substances or other toxic substances are present in the soil or water, at the Realty or (ii) that the Borrowers are not in compliance with all applicable federal or Commonwealth environmental laws, the Bank may obtain one or more environmental assessments of the Realty, and the Borrowers shall be responsible for the reasonable costs of one such assessment. Notwithstanding the occurrence of an Event of Default, the Bank may also obtain an environmental assessment, but the cost of such assessment will be for the account of the Bank. The Borrowers will cooperate with the persons retained by the Bank to prepare any such environmental assessments.

     (q)    (i)     Maintain a ratio of Total  Liabilities  to Tangible Net
Worth of not more than 1.60 to 1 during fiscal year 1997 and of 1.50 to 1 at all times thereafter during the term of this Agreement.

           (ii) Maintain, as of the end of each fiscal quarter, commencing with the quarter ended September 30, 1997 a ratio of Operating Cash Flow for the four consecutive fiscal quarters just ended to total Debt Service during such four fiscal quarters of not less than the following ratios at any time during each period set forth below:

          FISCAL QUARTER ENDING                         RATIO
       On September 30, 1997 and on or                1.00 to 1
       before June 30, 1998

       On or after September 30, 1998                 1.30 to 1
       and on or before June 30, 1999

       On or after September 30, 1999                 1.50 to 1

; PROVIDED, HOWEVER, that the Borrowers shall not be deemed to have breached the above financial covenant if during any period of noncompliance the Minimum Cash Balance shall not be less than two (2) times the projected aggregate Debt Service (assuming for purposes of making this computation that the applicable interest rate for the Advances is the interest rate in effect at the t' e the computation is made) for the Borrowers and their Restricted Subsidiaries for the following fiscal year.

          (iii) Maintain cash and marketable securities at all times in an amount equal to not less than the Minimum Cash Balance.

           (iv) Maintain a minimum Tangible Net Worth of not less than the following respective amounts as of the end of each of the following periods:

                PERIOD                   AMOUNT
                ------                   ------
            Fiscal Year 1997            $37,000,000
            Fiscal Year 1998            $39,500,000
            Fiscal Year 1999            $42,000,000
            Fiscal Year 2000            $44,500,000
            Fiscal Year 2001 and for    $47,000,000
            each Fiscal year thereafter

; PROVIDED, HOWEVER, that at all times during each fiscal year the Tangible Net Worth shall be at least equal to the requirement set forth as of the end of the immediately preceding fiscal year.

     (r) During normal business hours, permit the Bank and Bank's representatives, inspectors and consultants to enter upon the Realty, to inspect the Plant and materials used therein and to examine all contracts, records, plans and shop drawings which are kept at the Plant or at any of the Borrowers' offices.

     (s) Not suffer or permit to exist or to continue for more than 30 days (i) any order or decree in any court of competent jurisdiction enjoining prohibiting the Borrowers or the Bank from performing this Agreement or (ii) any proceeding seeking any such order or decree.

     (t) Cause the Plant to be operated in such manner that all licenses, permits and approvals necessary or appropriate for the maintenance, operation and use of the Plant for its intended purpose will be maintained in full force and effect, except to the extent that failure to have such licenses, permits and approvals would not have a Material Advance Effect.

     (u) Perform and comply at all times with the material provisions of each of the Bottling Appointment and the Marketing Agreement, maintain each of the Bottling Appointment and the Marketing Agreement in fullforce and effect and notify the Bank promptly of any material changes, modifications or amendments to the Bottling Appointment or the Marketing Agreement or upon the occurrence of an event of default or any event that with the giving of notice or the passage of time or both would Constitute an event of default under the Bottling Appointment or the Marketing Agreement.

     (v) Not later than the date 45 days after the end of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending March 31, 1997, deposit in a deposit account (the "Cash Collateral Account") to be maintained with the Bank the following amounts up to the aggregate amount of FIVE MILLION DOLLARS ($5,000,000) based on the Recapture Leverage
Ratio:

                        RECAPTURE LEVERAGE RATIO          AMOUNT
                        ------------------------          ------

                    Equal to or greater than 7.00 to    $1,250,000
                    1.00

                    Equal to or greater than 6.00 to    $  937,000
                    1.00 but less than 7.00 to 1.00

                    Equal to or greater than 5.00 to    $  625,000
                    1.00 but less than 6.00 to 1.00

                    Equal to or greater than 4.00 to    $  312,500
                    1.00 but less than 5.00 to 1.00

                    Less than 4.00 to 1.00              $        0


All  moneys  therein  deposited  from  time  to time shall be assigned  and pledged to the Bank pursuant to the Cash Collateral Agreement, the provisions of which are incorporated herein by reference, as additional security or collateral for the Obligations of the Borrower hereunder. The Borrower agrees to execute such other documents or take such other action as any Bank may deem necessary or desirable to create or maintain a lien or security interest on amounts on deposit in the Cash Collateral Account.

     (w) Submit such periodic information and reports as the Bank may reasonably request regarding the status of the Shareholders' Suit.

     (x) Deliver to the Bank on or prior to May 15, 1997, an appraisal of the Realty and Machinery and Equipment on which the Bank has a security interest, performed by an independent appraiser, who is a member of the American Institute of Real Estate Appraisers ("MAI") and is satisfactory to the Bank, stating that the value of the Realty and Machinery and Equipment is at least TWENTY-FIVE MILLION DOLLARS ($25,000,000).

     (y) Not consent to any modification, amendment, supplement or waiver to the voting Trust or the Option Agreement which would adversely affect or could reasonably be expected to adversely affect the rights of the voting trustee under the Option Agreement or the Voting Trust with respect to all Class A Shares, without the prior consent of the Bank.

     Section 5.2 NEGATIVE COVENANTS. So long as any Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrowers, and their Restricted Subsidiaries, to the extent applicable, will not, without the consent of the Bank (such consent not to be unreasonably withheld or delayed):

     (a) Create, incur, assume or suffer to exist any Lien, security interest or other charge or encumbrance securing Indebtedness for borrowed money or purchase money debt, or any other Lien of a material nature (other than Permitted Liens), or any other type of preferential arrangement, upon or with respect to any of its Properties (real or personal, tangible or intangible), including without limitation Liens on inventory and accounts receivable, whether now owned or hereafter acquired, or on the capital stock of their Restricted Subsidiaries, or assign any right to receive income, other than those Liens permitted hereunder.

     (b) Create, incur, guarantee, endorse, assume or suffer to exist any Indebtedness, direct, contingent or otherwise, except (i) Indebtedness under this Agreement and under the Notes; (ii) trade payables and accruals incurred in the ordinary course of business; (iii) Indebtedness outstanding on the date hereof and listed in Schedule 5.2 (b) hereto; (iv) any Subordinated Debt; and (v) Capitalized Leases and purchase money security interests not exceeding FIVE MILLION DOLLARS ($5,000,000) in the aggregate at any time outstanding (including any such Indebtedness set forth in Schedule 5.2(b)) for all Borrowers and their Restricted Subsidiaries taken as a whole, (vi) Indebtedness owed by one Borrower to another Borrower, and
(vii) Indebtedness with respect to operating leases for real or personal property providing for aggregate annual rental payments in excess of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (including any such Indebtedness set forth in Schedule 5.2(b)) or all Borrowers and their Restricted Subsidiaries taken as a whole.

     (c) Declare or pay any dividends or purchase, redeem, retire or otherwise acquire for value, or make any commitment to purchase, redeem, retire or otherwise acquire for value, any of its capital stock or warrants or other rights therein now or hereafter outstanding, either directly or indirectly, or make any other distribution on any shares of capital stock of any Borrower, either directly or indirectly without the prior written consent of the Bank, except (i) for such declaration, payment, purchase, redemption, retirement, acquisition or Distribution in an amount that does not exceed any dividends paid or declared and actually received by Pepsi-Cola PR from BAESA, net of any taxes payable by such Borrower in connection therewith, or (ii) the payment of noncumulative quarterly dividends on up to 600,000 shares of Management Stock of Beverage Plastics in an amount not exceeding 25 cents per share per quarter, or (iii) for such declaration, payment or distribution in an amount not exceeding (A) the Net Available Proceeds from any BAESA Stock Disposition; provided that at the time of such declaration, payment or distribution the ratio of Operating Cash Flow to Debt Service for the four consecutive fiscal quarters ending prior to the date of such dividend is paid, declared or distributed is not less than
2.00 to 1.00, or (B) the Net Available Proceeds from any BAESA Stock Disposition minus the outstanding principal amount of the Term Loan Advance at the time of such declaration, payment or distribution, or (iv) the exercise by Pepsi-Cola PR of any rights under the Option Agreement to the extent exercised strictly in accordance with the terms thereof as in effect on the date hereof (without any modification, amendment, supplement or waiver) and provided that the exercise of such rights does not have a Material Adverse Effect or otherwise results in a breach of the limitations set forth in Section 7.1(i), and in each case only to the extent that no Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute and Event of Default has occurred and is continuing under this Agreement and such declaration, payment, purchase, redemption, retirement, acquisition or distribution would not result in the occurrence of an Event of Default or result in an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute and Event of Default.

     (d)  Sell, lease, transfer or otherwise dispose  of  any asset except:
(i) the sale by Manufacturing of its assets and other property comprising the previous bottling plant in Rio Piedras, Puerto Rico, (ii) the sale of Pepsi-Cola PR's holdings of BAESA stock or warrants convertible into stock that are currently held by any Borrower or that may be acquired or received in the future by any Borrower under any preemptive rights or from any dividends declared or capital stock acquired from dividends paid or declared and actually received by any Borrower from the Unrestricted Subsidiaries; (iii) the sale of the parcels of land, identified on the Survey as Parcel 5-C located in Toa Baja, Puerto Rico and owned by Manufacturing, (iv) Inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms, (v) sales of assets which are promptly replaced by the Borrowers (the Borrowers shall be obligated to immediately report any such sales when the aggregate amount of such sales exceeds ONE MILLION DOLLARS ($1,000,000) in any fiscal year),
(vi) sales, leases, transfers of assets by the Borrowers and their Restricted Subsidiaries not exceeding ONE MILLION DOLLARS ($1,000,000) in the aggregate in any single fiscal year, or (vii) the sale by Pepsi-Cola PR of its Cristalia Spring Water division.

     (e) Merge into or consolidate with any Person, except (i) with the prior written consent of the Bank or (ii) if the surviving entity is any Borrower, PepsiCo or any subsidiary of PepsiCo in which PepsiCo owns at least 51% of the voting stock and has, in the reasonable opinion of the Bank, adequate financial resources at the time of such merger or consolidation, and after giving effect to such merger or consolidation, no Event of Default would exist hereunder and the Loan Documents remain in full force and effect.

     (f) To enter into or permit the Restricted Subsidiaries to enter into management agreements or other agreements or arrangements for services or for the purchase or sale of any assets with any Unrestricted Subsidiary on terms and conditions and for an amount that is not reasonable and proper in relation to the work performed or items being purchased and which is not substantially comparable to that paid by other companies engaged in similar lines of business.

     (g) Make any investment in, make, assume, endorse or have outstanding at any time any guarantee, loan or advance to, or otherwise extend credit to any (i) officer, director or stockholder of any of the Borrowers or (ii) Unrestricted Subsidiary, including without limitation any officer, director or stockholder of an Unrestricted Subsidiary or any affiliate of such Unrestricted Subsidiary except for investments, loans, advances or guarantees (A) made in the ordinary course of business or (B) with the prior written consent of the Bank.

     (h) Transfer its principal place of business or change its registered principal office, or maintain its Machinery and Equipment and Inventory or its records with respect to Collateral, at any locations other than those at which the same are presently kept or maintained, except with the Bank's prior written consent (which consent shall not be unreasonably withheld) and after the delivery to the Bank of security instruments, if required by the Bank, in form satisfactory to the Bank.

     (i) Engage in any line or lines of business activity other than the business of bottling, distributing and selling the beverage known as Pepsi-Cola and similar beverages (alcoholic and non-alcoholic) and water products, the manufacturing and distribution of other food and beverage products and other businesses incidental to the distribution of such products.

     (j) Except as otherwise expressly permitted by this Agreement and except as set forth on Schedule 5.2(i), each Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) make any investment in an Affiliate of the Borrower or any Affiliate of its Subsidiaries;

           (ii)     except  as  permitted  in  Section   5.2(j)(iv)  below,
transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate of such Borrower or any Affiliate of its Subsidiaries;

          (iii) merge into or consolidate with or purchase or acquire property from an Affiliate of such Borrower or any Affiliate of its Subsidiaries; or

           (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of such Borrower or any Affiliate of its Subsidiaries (including, without limitation, guarantees and assumptions of obligations of such an Affiliate); provided that (A) any such Affiliate who is an individual may serve as a director, officer or employee of such Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, and (B) such Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by such Borrower or any of its Subsidiaries to such an affiliate) providing for the Leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Borrower and its Subsidiaries as the monetary or business consideration which would be obtained in a comparable transaction with a Person not an Affiliate of such Borrower or any of its Subsidiaries.

     (k) Consent to any modification, supplement or waiver of any of the provisions of the Organizational Documents which would or could reasonably expected to have a Material Adverse Effect, without the prior consent of the Bank, except to the extent any such modification, supplement or waiver may be required by applicable laws, rules or regulations. Notwithstanding the fact that the prior consent of the Bank may not be required, the Borrowers agree to provide the Bank with notice of modifications, supplements or waivers to the foregoing agreements promptly following such modification, waiver or amendment.

     (l) Enter into any arrangement with any Person whereby any Borrower or any of its Restricted Subsidiaries shall sell or otherwise transfer any of its property, whether now owned or hereafter acquired, and thereafter rent or lease such property or similar property for substantially the same use or uses as the property sold or transferred.

     (m) Change their fiscal year, corporate name or structure, except with the prior written consent of the Bank, which consent shall not be unreasonably withheld.

     (n) Change or in any manner cause or seek a change in any laws, requirements of governmental authorities and obligations created by private contracts and leases which now or hereafter may materially affect the ownership, use or operation of the Plant without the prior written consent of the Bank; provided, however, that this covenant shall not apply to emergency situations in which each Borrower exercises its prudent judgment and notifies the Bank promptly thereafter of such emergency and the actions taken in response thereto.

     (o) Permit the aggregate amount of Capital Expenditures to exceed during any fiscal year FOUR MILLION DOLLARS ($4,000,000).

     (p) Enforce any intercompany debts payable by a Borrower to any other Borrower, if such enforcement would cause the corresponding Borrower to cease to be Solvent.


                             ARTICLE VI

                SPECIAL PROVISIONS AS TO COLLATERAL

     Section 6.1 PERFECTION OF SECURITY INTEREST. It is the intention of the Bank and the Borrowers, and the Bank and the Borrowers hereby agree that, until all Obligations have been fully satisfied, the Bank's security interest in the Collateral, and all products and proceeds thereof, shall continue in full force and effect. The Borrowers shall perform any and all steps reasonably requested by the Bank to perfect, maintain and protect the Bank's security interest in the Collateral, including, without limitation, executing and filing security instruments, or amendments thereof, in form and substance satisfactory to the Bank. The Borrowers shall have the costs of, or incidental to any recording or filing of any security instrument concerning the Collateral and the reasonable costs of or incidental to any and all other steps or procedures which the Bank may request in order to perfect, maintain and protect the Bank's security interest in the Collateral. If any Borrower fails to pay any taxes, assessments or governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof promptly when due, subject to the Borrowers' right to contest such payment by appropriate proceedings, the Bank may (but shall not be required to) pay the same and charge the cost thereof to any Borrower's account with the Bank as part of the Obligations payable hereunder on demand and secured by the Collateral. If an Event of Default has occurred and is continuing, in order to protect or perfect any security interest that the Bank is granted hereunder, the Bank may, in its sole discretion, maintain guards, discharge any lien or encumbrance or bond the same, pay any insurance, service bureau or warehouseman, or obtain any record and charge the same to any Borrower's account with the Bank as an Advance hereunder and as part of the Obligations payable hereunder on demand and secured by the Collateral.

     Section 6.2 PROVISIONS RELATING TO RECEIVABLES. Without the prior written consent of the Bank in each case, no Borrower will re-date any invoice or sale or make sales on extended dating beyond that customary in its industry or change the terms of sale customarily offered to its customers. If any Borrower becomes aware of anything materially detrimental to its material customer's credit, it will promptly advise the Bank thereof. During the term of this Agreement, no Borrower shall sell or assign or grant any security interest in any Receivables to anyone other than the Bank, nor shall any Borrower encumber, mortgage, pledge or grant any security interest in any of its Inventory to anyone other than the Bank, and each Borrower shall place notations upon its books of account to disclose the assignment of all Receivables to the Bank and the Bank's interest, assignment and lien in, of or on all Collateral and all other security held by or for the Bank. Upon the occurrence and continuance thereof of an Event of Default the Bank may settle or adjust disputes and claims directly with customers or account debtors or amounts and upon terms which the Bank considers advisable unless the corresponding Borrower has substituted other Receivables or Collateral in form and amount satisfactory to the Bank and, in all cases, the Bank will credit such Borrower's loan account with only the net amounts received by the Bank in payment of Receivables.

     Section 6.3 WARRANTIES WITH RESPECT TO RECEIVABLES. Each Borrower agrees, represents and warrants that each Receivable will be owned by such Borrower free and clear of any Liens, claims or encumbrances other than those in favor of the Bank and will cover a bona fide sale and delivery of merchandise usually dealt in by such Borrower, or the rendition by such Borrower of services to customers in the ordinary course of business, and will be for a liquidated amount maturing as stated in the schedules thereof and in the invoice covering said sale, and the Bank's security interest therein will not be subject to any Liens other than Permitted Liens; but the Bank shall retain its security interest in all Receivables, eligible and ineligible, until all Obligations have been fully satisfied.

     Section 6.4 PROVISIONS RELATING TO INVENTORY. Each Borrower agrees, represents and warrants that all Inventory is and will be owned by such Borrower free of all Liens and encumbrances other than the Bank's security interest hereunder and shall be kept by such Borrower at the corresponding locations specified on Exhibit D hereto, and that such Borrower shall not (without the Bank's prior written approval) remove the Inventory therefrom except for the purposes of sale in the regular course of its business. Except for sales of Inventory made in the regular course of its business and except for obsolete or unmerchantable goods, no

Borrower shall sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Inventory without the Bank's prior written consent.

     Section 6.5 PROVISIONS RELATING TO MACHINERY AND EQUIPMENT. Each Borrower shall keep and maintain the Machinery and Equipment in good operating condition and repair and shall make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved; shall promptly inform the Bank of any additions to or deletions from the Machinery and Equipment; and shall not permit any such items to become a fixture to real estate or accession to other personal property unless the Bank has a perfected security interest in such real estate or other personal property. Each such Borrower shall, promptly, on demand therefor by the Bank, deliver to the Bank evidence, reasonably satisfactory to the Bank of ownership of all material Machinery and Equipment. Subject to the provisions of Section 5.2(d) hereof, and except or otherwise permitted pursuant to this Agreement, no such Borrower shall, without the Bank's prior written consent, sell, lease, grant a security interest in or otherwise dispose of or encumber the Machinery and Equipment, or any part thereof. In the event that any of the Machinery and Equipment is sold, transferred or otherwise disposed of with the Bank's consent, as herein provided, or as otherwise permitted pursuant to this Agreement, (a) if the Machinery and Equipment so sold, transferred or disposed of is not replaced or is replaced by Machinery and Equipment leased by the corresponding Borrower, the corresponding Borrower shall deliver all of the cash proceeds thereof to the Bank, which proceeds shall be applied to the repayment of the Obligations of the Borrowers in accordance with Section 2.9(b), and (b) if such sale, transfer or disposition is made in connection with the purchase by such Borrower of replacement Machinery and Equipment, such Borrower shall use the cash proceeds thereof to finance the purchase of such replacement Machinery and Equipment and shall deliver to the Bank written evidence of the use of the proceeds for such purchase. Except as otherwise provided in this
Agreement, all replacement Machinery and Equipment purchased by any Borrower shall be free and clear of all Liens, claims and encumbrances, except for the Bank's security interest therein. The Borrowers agree to execute any and all instruments which the Bank may request in order to perfect its security interest in any replacement Machinery and Equipment.

     Section 6.6 COLLATERAL REPORTING. (a) Each Borrower shall provide the Bank, on a monthly basis, within 30 days after such month, with schedules describing all Receivables created or acquired by it (including on an annual basis and upon the written request of the Bank the name and address of each account debtor) during the immediately preceding month and shall execute and deliver confirmatory written assignments of such Receivables to the Bank in such form as the Bank may require; PROVIDED, HOWEVER, that any such Borrower's failure to execute and deliver such schedules or assignments shall not affect or limit the Bank's security interest or other rights in and to the Receivables. Together with each schedule, such Borrower shall furnish, upon request therefor, copies of related customers' invoices or the equivalent and copies of original shipping or delivery receipts for all merchandise sold (or the equivalent) and such other documents as the Bank may require.

     (b) Each Borrower shall provide to the Bank, on a monthly basis within the 30 days after the end of such month, a schedule of its Inventory showing the value thereof computed at the lower of cost or market value, in form and substance satisfactory to the Bank. From time to time, each such Borrower shall, upon the request of the Bank, execute and deliver confirmatory written instruments in such form as the Bank may require pledging to the Bank the Inventory described in such listings or otherwise owned by such Borrower; PROVIDED, HOWEVER, that any Borrower's failure to execute and deliver such confirmatory instruments, or to list any Inventory therein, shall not affect or limit the Bank's security interest in such Borrower's Inventory. All instruments and certificates prepared by the Borrowers which show the value of Inventory shall be accompanied, upon request therefor by the Bank, by copies of related purchase orders and invoices. Each Borrower shall conduct an annual (or more often as requested by the Bank in its commercially reasonable judgment, provided that if the Bank requests more than one additional physical count of the inventory it will be required to bear the reasonable costs and expenses of conducting such physical count) physical count of the Inventory and a copy of each such count shall be promptly supplied to the Bank accompanied by a report of the value thereof (valued at the lower of cost or market value) of such Inventory. In addition to the annual physical count of inventory referred to above, each Borrower shall perform, or have performed on its behalf, at an interim date a physical test of some Inventory items of their respective perpetual Inventory records. A copy of the results of each such test shall be promptly supplied to the Bank accompanied by a report of the value. If the results of the comparison between physical counts and book Inventory balances at such interim date results in significant differences, the Bank, at its discretion, may request a complete physical count of Inventory in all locations of the Borrowers.

     (c) Simultaneously with the execution and delivery of this Agreement, each Borrower shall furnish to the Bank a certificate executed by its President or chief financial officer, scheduling all material items of Machinery and Equipment and designating the places where such Machinery and Equipment is located. Thereafter, on an annual basis, each such Borrower shall furnish to the Bank a certificate in such form as the Bank may require, executed by its President or chief financial officer, as to any additions to or deletions from, or any changes in the locations of, the Machinery and Equipment scheduled on the original certificate or any other quarterly certificate furnished to the Bank hereunder.

     (d) In addition to the foregoing reports, each Borrower will provide the Bank with agings of accounts receivable for all Receivables, within thirty (30) days after the end of each month, and such other documents and information with respect to the collateral as the Bank may from time to time reasonably request.

     Section 6.7 COLLECTIONS; BLOCKED ACCOUNT. (a) Unless and until the Bank exercises its rights to notification and collection described in subsection (c) below or gives the Borrowers other instructions, the Bank and the Borrowers shall establish and maintain a special blocked account (the "Blocked Account") with the Bank for the collection of Receivables of each of the Borrowers. All collections of Receivables shall be received at or deposited into the Blocked Account on a daily basis by each Borrower. The Bank shall have complete control and dominion over the Blocked Account and on a daily basis (or such other basis as may be established by the Bank in its sole discretion) apply the money available in the Blocked Account for the prepayment of Revolving Credit Advances.

     (b) If sales of Inventory are made for cash, the corresponding Borrower shall immediately deposit the identical checks, cash or other forms of payment which it receives to the Blocked Account provided for in subsection (a).

     (c) Upon the occurrence and during the continuance of an Event of Default the Bank or its designee may notify customers or account debtors at any time that Receivables have been assigned to the Bank or of the Bank's security interest therein, collect them directly and charge the collection costs and expenses to the Blocked Account.

     Section 6.8 APPLICATION OF COLLATERAL. The Bank may, in its sole discretion, (a) exchange, enforce, waive or release any security or portion of the Collateral, (b) apply such security or any proceeds of the Collateral and direct the order or manner of sale thereof as the Bank may, from time to time, determine, and (c) settle, compromise, collect or otherwise liquidate any such Collateral for the Obligations of the Borrowers in any manner following the occurrence and during the continuance of an Event of Default without affecting or impairing the Bank's right to take any other further action with respect to any security or Collateral for the Obligations of the Borrowers or any part thereof.

     Section 6.9 RELEASE OF COLLATERAL. Upon the satisfaction in full of the Obligations (other than any contingent Obligations that survive the termination of the Credit Agreement) and the termination of the Credit Agreement, the Bank will, upon the Borrowers' request and at the Borrowers' expense, execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to release the Collateral. Notwithstanding the foregoing, the Bank agrees to release as Collateral the parcel of land identified as Parcel 5-C of Pennock I on the Survey. The Borrowers agree to pay all fees and expenses (including attorneys fees) payable in connection with such release. The proceeds of any such sale shall be applied as required by Section 2.9(b) hereof.

                             ARTICLE VII

                         EVENTS OF DEFAULT

     Section 7.1    EVENT  OF  DEFAULT.   If  any  of the following  events
("Events of Default") shall occur and be continuing:

     (a) Any Borrower shall fail to pay any installment of principal of any Note or shall fail to pay any interest on such Note when such Installment of principal or interest payment shall become due, or the Borrowers shall fail to pay any fees required to be paid pursuant to
Section 2.5 of this Agreement or any fee or any other amount payable by it hereunder or under any other Loan Document when such fees and amounts shall become due, and any such failure shall remain uncured for five (5) days thereafter; or

     (b) Any Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(c)(iii), 5.1(q) or 5.2; or

     (c) Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed (other than in respect of Sections 7.1(a) and 7.1(b)) and any such failure shall remain unremedied for a period of ten (10) days after written notice thereof shall have been given to the corresponding Borrower by the Bank; or

     (d) Any Borrower or any Restricted Subsidiary of such Borrower shall fail to pay any debt for borrowed money or any interest or premium thereon when due and owing (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise) or any other default under any agreement or instrument relating to any such debt and such default shall be uncured or unwaived after thirty (30) days of its occurrence; or any other event, shall occur, if the effect of such default or event is to accelerate, or to permit the acceleration of, or to permit the acceleration after the giving of notice or passage of time or both, of, the maturity of such debt; or any such debt of such Borrower or such Restricted Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e)  Any  representation,  warranty  or  certification   made  by  any
Borrower (or any of its directors, officers or employees) or any of its Restricted Subsidiaries (or any of their respective directors, officers and employees), as the case may be, contained in any Loan Document or any document, instrument or certificate delivered to the Bank pursuant to the provisions thereof (including any modification or supplement thereto), shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (f) Any Borrower or any of its Restricted Subsidiaries shall generally not pay its debts as such debts become due and owing, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its Restricted Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of sixty (60) days or an order for relief shall be entered against it; or any Borrower or any of its Restricted Subsidiaries shall take any action (corporate or other) to authorize any of the actions set forth above in this subsection (f); or

     (g) (i) Any Termination Event with respect to a Pension Plan shall have occurred; or (ii) if any Borrower or any Restricted Subsidiary of the Borrower as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from a Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred an actual withdrawal liability; or

     (h) Any provision of any security instrument or any Loan Document delivered to the Bank pursuant to this Agreement shall for any reason cease to be valid and binding on the Loan Party that is a party thereto, or such Loan Party shall fail to cure such defect within 10 days after written notice thereof; or

     (i) There is a sale, transfer, change of effective control or other disposition, whether by operation of law or otherwise (directly or indirectly), through a merger, consolidation or otherwise, of the Class A Shares so that the voting trustee under the Voting Trust as of the Closing Date ceases to control, own or is no longer entitled to vote in the aggregate at least a majority of the voting rights under the then issued and outstanding voting stock of Pepsi-Cola PR or in the event of a termination, modification, supplement or amendment of the Voting Trust so that the trustee under the Voting Trust ceases to have the right to vote not less than 80% of all Class A Shares of Pepsi-Cola PR or in the event that not less than 80% of all Class A Shares of Pepsi-Cola PR are at all times subject to the Voting Trust; or

     (j) Upon the occurrence of an event or existence of a condition which has or could reasonably be expected by the Bank to have a Material Adverse Effect and such event or condition shall continue to exist for a period of thirty (30) days after notice thereof has been given to the corresponding Borrower by the Bank; or

     (k) A final and unappealable judgment or order for the payment of money shall be entered against any of the Borrowers or any of their Restricted Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrowers or any of their Restricted Subsidiaries, that in the aggregate exceeds FIVE HUNDRED THOUSAND DOLLARS ($500,000) in value, and such judgment, order, warrant or process shall continue undischarged or unstayed for 45 days;

then (unless there shall have occurred an Event of Default under Section 7.1(f) above, in which case the Notes, all interest thereon and all other amounts payable under the Notes and this Agreement shall automatically become forthwith due and payable), and in any such event, the Bank may, by notice to the Borrowers (i) declare the obligation of the Bank to make Advances to be terminated, whereupon the same shall forthwith terminate;
(ii) declare the Notes, all interest thereon and all other amounts payable under the Notes and this Agreement and all other obligations to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; and (iii) foreclose on the Collateral and exercise all its rights under the Loan Documents or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceedings. In the event that the Bank suffers any loss or expense described in Section 2.8(e) as a result of the acceleration of the Notes as aforesaid because of the occurrence of an Event of Default, the Borrowers shall, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such loss or expense. A certificate as to the amount of such loss or expense submitted to the Borrowers by the Bank, absent manifest error, shall be conclusive and binding for all purposes.


                             ARTICLE VIII

                           MISCELLANEOUS

     Section 8.1 AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 8.2 NOTICES. (a) All notices, requests, consents and other communications required or permitted under this Agreement and the other Loan Documents shall be in writing and shall be (as elected by the person giving the notice) hand delivered by messenger or courier service, sent by telecopier, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     If to the Borrowers:

          NAME OF CORRESPONDING BORROWER
          c/o Pepsi-Cola Puerto Rico Bottling Company
          PO Box 191709
          Hato Rey Station
          San Juan, PR  00919-1709

          Attention:  President and CEO

          Telecopier:(787) 251-2977 or
                     (787) 251-2934

With separate copies to the attention of the Chief Financial Officer and Chief Accounting officer at the same address.

     with an additional copy to:

          Lawrence Odell, Esq.
          Martinez Odell & Calabria
          Banco Popular Center, Suite 1600
          209 Mu<n~>oz Rivera Avenue
          San Juan, PR  00918

          Telecopier:  (787) 753-8402

     If to the Bank:

          Banco Popular de Puerto Rico
          209 Mu<n~>oz Rivera Avenue
          Hato Rey, Puerto Rico  00918

          Attention:  Manager, Structured Finance Division

          Telecopier: (787) 756-3909

     (b) Each such notice shall be deemed delivered (i) on the date delivered receipt acknowledged if by personal delivery, (ii) on the date of transmission with confirmed receipt if by or on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     (c) By giving to the other party at least fifteen (15) days written notice thereof, such party and its successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

     Section 8.3 NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 8.4 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, except as otherwise stated herein.

     Section 8.5 COSTS, EXPENSES AND TAXES; INDEMNIFICATION. The Borrowers agree to pay or reimburse the Bank for paying: (a) all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of Pietrantoni, M<e'>ndez & Alvarez, counsel to the Bank), in connection with (i) the negotiation, reparation, execution and delivery of this Agreement and the other Loan Documents and the extension of credit hereunder and any amendment, supplement, modification or waiver (whether proposed or made effective) of any of the terms of this Agreement or any of the other Loan Documents;
(b) all reasonable out-of-pocket costs and expenses of the Bank (including, without limitation, reasonable counsels' fees) in connection with (i) the administration of this Agreement and all the other Loan Documents, (ii) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, the reasonable allocated costs of the Bank's in-house counsel (if any) and (iii) the enforcement of this
Section 8.5; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other documents referred to herein or therein and all fees, costs, expenses, taxes assessments and other charges incurred in connection with any appraisal, search, title insurance policy, filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Loan Document or any other document referred to herein or therein. The Borrowers also agree to pay, and to save and hold harmless the Bank from any delay by the Borrowers in paying, or omission to pay, any documentary stamp and other taxes, fees or assessments, if any, that may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or the recording of any thereof, or in any modification hereof or thereof. Additionally, the Borrowers shall pay to the Bank on demand, any and all fees, costs and expenses that the Bank pays to a bank or other similar institution arising out of or in connection with (A) the forwarding to the Borrowers, or any other Person on the Borrowers' behalf, by the Bank of proceeds of loans made by the Bank to the Borrowers pursuant to this Agreement and (B) the depositing for collection by the Bank of any check or item of payment received and/or delivered to the Bank on account of the Obligations of the Borrowers under this Agreement, the Notes or any other Loan Document.

     (a) The Borrowers agree to indemnify the Bank and their respective directors, officers, stockholders and employees, and hold the Bank, and their respective directors, officers, stockholders and employees, harmless from and against any and all claims, damages, liabilities and out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of counsel with whom the Bank, or their respective directors, officers, stockholders and employees, may consult in connection therewith and all expenses of litigation or preparation therefor) which the Bank, or its directors, officers, stockholders and employees, may incur or which may be asserted against it in connection with any litigation or investigation or other proceeding (including any threatened investigation or litigation or other proceeding) involving the Borrowers or any officer, director, stockholder or employee thereof with respect to any matter related directly or indirectly to this Agreement or the Loan Documents, other than litigation commenced by the Borrowers against the Bank that (i) seeks enforcement of any of the Borrowers' rights hereunder, and (ii) is determined adversely to the Bank. The Borrowers also agree not to assert any claim against the Bank, any affiliate of the Bank or any of its directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or any of the other Loan Documents.

     Section 8.6 RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default or (ii) the Bank's declaring the Notes due and payable pursuant to the provisions of Section 7.1, the Bank is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final, matured or unmatured) at any time held and other Indebtedness at any time owing by the Bank to or for the credit or the account of any of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing with the Bank irrespective of whether or not the Bank shall have made any demand therefor and although such Obligations may be unmatured. The Bank agrees promptly to notify the Borrowers after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off and rights under the Loan Documents and any other,security instruments delivered hereunder) that the Bank may have.

     Section 8.7 BINDING EFFECT; GOVERNING LAW. This Agreement shall become effective when it shall have been executed by the Borrowers and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the Commonwealth.

     Section 8.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 8.9 SALE OF NOTES; PARTICIPATIONS AND COMMITMENTS. The Bank may, at any time sell, assign or otherwise dispose of any Note, or of participations therein, or of all or any portion of its rights under any Loan Document, to any Person so long as such sale, assignment or other disposition will not result in the imposition of a withholding or other tax not otherwise applicable to payments made under this Agreement. The Borrowers hereby agree to execute any and all documents which the Bank may reasonably request in order to effectuate any foregoing action permitted to the Bank.

     Section 8.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.11 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made by the Borrowers, and each of them, in this Agreement or in any Loan Document or any instrument, document or certificate delivered pursuant hereto shall be deemed to have been material and relied on by the Bank, notwithstanding any investigation made by the Bank, and shall survive the execution and delivery of this Agreement, Loan Document and of such instrument, document or certificate until repayment of all amounts due hereunder and under the Notes; PROVIDED, HOWEVER, that the Obligations of the Borrowers under Section 8.5 of this Agreement shall survive such repayment.

     Section 8.12 APPLICATION OF PAYMENTS. The Bank shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the Obligations of the Borrowers; PROVIDED, HOWEVER, that such payments shall be applied in such order as is provided in this Agreement. Each Borrower expressly agrees that to the extent that any Borrower makes a payment or payments to the Bank or the Bank receives any payment or proceeds of the collateral for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, Commonwealth or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations of the Borrowers or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Bank.

     Section 8.13 DISBURSEMENT AUTHORIZATION. The Borrowers hereby authorize and direct the Bank to disburse, for and on their behalf and account, the proceeds of Advances made by the Bank to the Borrowers pursuant to this Agreement to such Person or Persons as the Borrowers shall direct, whether in writing or orally.

     Section 8.14 CROSS DEFAULT AND JOINT AND SEVERAL OBLIGATIONS. To induce the Bank to enter into this Agreement and to extend credit to or for the account of any of the Borrowers, each of the Borrowers hereby guarantees jointly and severally (solidariamente) the punctual payment when due of all Obligations of any of the Borrowers to the Bank now or hereafter existing.

     The liability of the Borrowers under this Agreement shall not be affected by (i) any lack of enforceability of any Obligation of any particular Borrower, (ii) any change of the time, manner or place of payment, or any other term, of any Obligation, (iii) any exchange, release, or non-perfection of any collateral securing payment of any obligation,
(iv) any law, regulation or order of any jurisdiction affecting any term of any obligation or the Bank's rights with respect thereto, or (v) any other circumstances which might otherwise constitute a defense available to, or a discharge of, a borrower or a guarantor.

     Section 8.15 LOANS AND COLLATERAL UNDER FINANCING AGREEMENT AND THE FIRST RESTATED CREDIT AGREEMENT REMAIN IN FULL FORCE AND EFFECT. The parties hereto recognize and acknowledge that the Advances to be made hereunder have been previously disbursed pursuant to the Financing Agreement and the First Restated Credit Agreement and that such loans shall remain in full force and effect until fully paid and shall hereafter be governed by the terms of this Agreement. The parties further recognize and acknowledge that all collateral security delivered to the Bank pursuant to the Financing Agreement and the First Restated Credit Agreement shall remain in full force and effect so as to secure the repayment of all loans previously made under the Financing Agreement and the First Restated Credit Agreement as well as all Advances made under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       PEPSI-COLA PUERTO RICO
                                          BOTTLING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        MANUFACTURING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        DISTRIBUTING COMPANY

                                      BEVERAGE PLASTICS COMPANY


                                By:/S/ RAFAEL NIN
                                   -----------------------------
                                Name:        Rafael Nin
                                Title:   President and Chief
                                          Executive Officer


                                By:/S/ DAVID LEE VIRGINIA
                                   -----------------------------
                                Name:    David Lee Virginia
                                Title: Chief Financial Officer


                                    BANCO POPULAR DE PUERTO RICO


                                By:/S/ RA<u'>L CACHO
                                   -----------------------------
                                Name:    Ra<u'>l Cacho
                                Title:  Vice President




Affidavit No.:  865 (copy)

     Acknowledged and subscribed before me by Rafael Nin, of legal age, married, executive and resident of San Juan, Puerto Rico, in his capacity as President and Chief Executive Officer of each of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company, by David Lee Virginia, of legal age, married, executive and resident of Guaynabo, Puerto Rico, in his capacity as Chief Financial Officer of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company;

and by Ra<u'>l Cacho, of legal age, married, banker and resident of San Juan, Puerto Rico, in his capacity as Vice President of Banco Popular de Puerto Rico; both to me personally known at San Juan, Puerto Rico, on this 8th day of April, 1997.


                                        -------------------------
                                             Notary Public

                                                        EXHIBIT A



                          TERM LOAN NOTE


$25,000,000.00                               As of April  8, 1997



     FOR VALUE RECEIVED, the undersigned (the "Borrowers"), hereby promise to pay to the order of Banco Popular De Puerto Rico (the "Bank"), at its offices located at 209 Mu<n~>oz Rivera Avenue, Hato Rey, San Juan, Puerto Rico, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) in such installments, at such time and in such manner as are specified in the Second Restated Credit Agreement (as hereinafter defined).

     All capitalized terms used in this Note which are defined in the Second Restated Credit Agreement and which are not otherwise defined in this Note shall have the meanings set forth in the Second Restated Credit Agreement.

     The Borrowers promise to pay interest on the unpaid principal amount of this Note from the date hereof until the principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Second Restated Credit Agreement.

     All computations of interest under this Note shall be made on the basis of a year of 360 days, for the actual number of days elapsed.

     The undersigned, and each of them, including the Borrowers, and any endorsers of this Note, hereby severally waive presentment, protest, demand and notice of non-payment and severally agree that the holder of this Note may extend the time of payment, or release any Collateral held, with or without notice to all or any of the parties hereto, and that thereafter all parties hereto will remain liable hereon, as if they, and each of them, had expressly consented to such extension or release.

     The Borrowers hereby agree to pay the reasonable costs and expenses, including attorneys' fees and expenses, incurred by the holder of this Note in the event that the holder shall take recourse of judicial proceedings for the collection of any amount due hereunder in accordance with the terms of the Second Restated Credit Agreement.

     The liability of the Borrowers and each of them for all obligations and covenants herein shall be joint and several ("solidaria") Any use of the singular herein shall also refer to the plural and vice versa.

     This Note has been issued pursuant to, and is entitled to the terms, conditions, benefits and security provided for by that certain Second Restated Credit Agreement dated as of April 8, 1997 among the Bank and the Borrowers (the "Second Restated Credit Agreement"). The Second Restated Credit Agreement, among other things, contains provisions for prepayments on account of principal hereof upon the terms and conditions therein specified.

     The Borrowers, and each of them, acknowledge receipt of a true and exact copy of this Note.

     EXECUTED in San Juan, Puerto Rico, on the date first set forth above.

                                       PEPSI-COLA PUERTO RICO
                                          BOTTLING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        MANUFACTURING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        DISTRIBUTING COMPANY

                                      BEVERAGE PLASTICS COMPANY


                                By:_____________________________
                                Name:        Rafael Nin
                                Title:   President and Chief
                                          Executive Officer


                                By:_____________________________
                                Name:    David Lee Virginia
                                Title: Chief Financial Officer



Affidavit No.:

     Acknowledged and subscribed before me by Rafael Nin, of legal age, married, executive and resident of San Juan, Puerto Rico, in his capacity as President and Chief Executive Officer of each of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company and by David Lee Virginia, of legal age, married, executive and resident of Guaynabo, Puerto Rico, in his capacity as Chief Financial Officer of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company,, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics

Company; both to me personally known at San Juan, Puerto Rico, on this 8th day of April, 1997.




                                        -------------------------
                                             Notary Public

                                                       EXHIBIT  B


                       REVOLVING CREDIT NOTE


$5,000,000.00                                       As of April 8, 1997


     FOR VALUE RECEIVED, the undersigned (the "Borrowers"), hereby promises to pay to the order of BANCO POPULAR DE PUERTO RICO (the "Bank") at its office or branch at 209 Mu<n~>oz Rivera Avenue, Hato Rey, Puerto Rico, the sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances that have been made by the Bank to the Borrowers pursuant to Section 2.3(b) of the Second Restated Credit Agreement (as hereinafter defined) and are outstanding on the date this Note is presented for payment by the Bank to the Borrower.

     Each Revolving Credit Advance made hereunder shall be payable in such installments, at such times and in such manner as are specified in the Second Restated Credit Agreement.

     The Borrowers promise to pay interest on the unpaid principal amount of each Advance hereunder from the date of such Advance until the principal amount thereof is paid in full, at such interest rates, and payable at such times, as are specified in the Second Restated Credit Agreement.

     All computations of interest under this Note shall be made on the basis of a year of 360 days, for the actual number of days elapsed.

     All Revolving Credit Advances made by the Bank to the Borrowers pursuant to Section 2.3(b) of the Second Restated Credit Agreement and all payments made on account of principal hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid that appears on the reverse side of this Note.

     The Borrowers hereby agree to pay the reasonable costs and expenses, including attorneys' fees and expenses, incurred by the holder of this Note in the event that the holder shall take recourse of judicial proceedings for the collection of any amount due hereunder in accordance with the terms of the Second Restated Credit Agreement.

     The liability of the Borrowers and  each  of  them for all obligations
and covenants herein shall be joint and several ("solidaria").   Any use of
the singular herein shall also refer to the plural and vice versa.

     The undersigned, and each of them, including the Borrowers, and any endorsers of this Note, hereby severally waive presentment, protest, demand and notice of non-payment and severally agree that the holder of this Note may extend the time of payment, or release any Collateral held, with or without notice to all or to any of the parties hereto, and that thereafter all parties hereto will remain liable hereon, as if they, and each of them, had expressly consented to such extension or release.

     This Note has been issued pursuant to, and is entitled to, the guarantees, benefits, and security provided for by that certain Second Restated Credit Agreement among the Borrowers, Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Beverage Plastics Company and the Bank dated as of April 8, 1997 (the "Second Restated Credit Agreement"). All capitalized terms used herein that are defined in the Second Restated Credit Agreement and are not otherwise defined herein shall have the meanings set forth in the Second Restated Credit Agreement. This Note is subject to prepayment and acceleration, all as provided in the Second Restated Credit Agreement.

     The Borrowers, and each of them, acknowledge receipt of a true and exact copy of this Note.

     EXECUTED in San Juan, Puerto Rico, on the date first set forth above.


                                       PEPSI-COLA PUERTO RICO
                                          BOTTLING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        MANUFACTURING COMPANY

                                       PEPSI-COLA PUERTO RICO
                                        DISTRIBUTING COMPANY

                                      BEVERAGE PLASTICS COMPANY


                                By:______________________________
                                Name:        Rafael Nin
                                Title:   President and Chief
                                          Executive Officer


                                By:______________________________
                                Name:    David Lee Virginia
                                Title: Chief Financial Officer


Affidavit No.:

     Acknowledged and subscribed before me by Rafael Nin, of legal age, married, executive and resident of San Juan, Puerto Rico, in his capacity as President and Chief Executive Officer of each of Pepsi-Cola Puerto Rico

Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company and by David Lee Virginia, of legal age, married, executive and resident of Guaynabo, Puerto Rico, in his capacity as Chief Financial Officer of Pepsi-Cola Puerto Rico Bottling Company, Pepsi-Cola Puerto Rico Manufacturing Company, Pepsi-Cola Puerto Rico Distributing Company and Beverage Plastics Company; both to me personally known at San Juan, Puerto Rico, on this 8th day of April, 1997.


                                      -------------------------
                                             Notary Public

                           ADVANCES AND PAYMENTS


Date          Amount of       Interest          Term,        Maturity      Amount of Principal      Principal      Notation
               Advance          Rate           if any          Date          Paid or Prepaid         Balance        Made by


                                                        EXHIBIT D


                   BORROWERS' PLACES OF BUSINESS

                          SCHEDULE 5.2(b)

                          SCHEDULE 5.2(j)


     1. Investments of not more than $1,000,000 in the aggregate for all Borrowers and their Restricted Subsidiaries, as a group, in Affiliates located in Puerto Rico engaged in the business of manufacturing and distribution of food and beverage products.